UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Alaska Air Group, Inc.

(Name of Registrant as Specified In Its Charter)

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LETTER TO STOCKHOLDERS

P.O. Box 68947

Seattle, Washington 98168

April 10, 2006

Dear Stockholder:

We cordially invite you to attend our 2006 Annual Meeting of Stockholders. The meeting will be held at 2 p.m. on Tuesday, May 16, 2006, in the William M. Allen Theater at the Museum of Flight in Seattle.

We encourage you to participate at this meeting, but whether or not you plan to attend, please complete and submit your proxy as soon as possible. As explained in the proxy statement:

•	you can vote by proxy over the internet, by telephone, by mail, or you can vote at the meeting;

•	you can use any of these means to change your internet, telephone, or mail vote and thereby revoke any earlier vote; and

•	voting by proxy will not prevent you from attending the meeting, but it will ensure that your vote will be counted if you are unable to attend the meeting.

The execution of your proxy card will revoke any previously executed proxies, and you may revoke any previously executed proxies by voting in person at the meeting. For more detailed information on revocation of a proxy and voting at the meeting, see “What if I change my mind after I submit my proxy?” on page 3.

As explained in this proxy statement, we are making changes to our corporate governance structure this year. We believe these changes ensure our accountability to our stockholders. To that effect, we amended our Bylaws to eliminate the requirement for a supermajority vote to amend the Bylaws and provide for a majority vote standard for the election of directors. The Board of Directors has also approved amendments to our Restated Certificate of Incorporation to authorize the annual election of all directors and to eliminate a supermajority voting provision. These latter amendments are subject to your approval and are described in Proposal 2 on page 39 and Proposal 3 on page 41.

Your opinion and your vote are important to us regardless of the number of shares you own.

We look forward to visiting with you at the meeting and addressing your questions and comments.

Sincerely,

William S. Ayer

Chairman, President, and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

P.O. Box 68947

Seattle, Washington 98168

The Annual Meeting of Stockholders of Alaska Air Group, Inc. will be held in the William M. Allen Theater at the Museum of Flight, 9404 E. Marginal Way South, Seattle, Washington at 2 p.m. on Tuesday, May 16, 2006, for the following purposes:

1. To elect four directors for three-year terms;

2. To vote on an amendment to the Restated Certificate of Incorporation to eliminate Article 10;

3. To vote on an amendment to the Restated Certificate of Incorporation to provide for the annual election of all directors;

4. To consider and vote on a stockholder proposal relating to the adoption of a simple majority vote policy, if properly presented at the Annual Meeting;

5. To consider and vote on a stockholder proposal relating to the adoption of a simple majority vote when amending the bylaws, if properly presented at the Annual Meeting;

6. To consider and vote on a stockholder proposal relating to the adoption of a majority vote standard for the election of directors, if properly presented at the Annual Meeting;

7. To consider and vote on a stockholder proposal relating to the enforcement of stockholder votes, if properly presented at the Annual Meeting;

8. To consider and vote on a stockholder proposal relating to equal ownership rights for 401(k) employee shareholders, if properly presented at the Annual Meeting;

9. To consider and vote on a stockholder proposal relating to the election of directors annually, if properly presented at the Annual Meeting; and

10. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders owning Company common stock at the close of business on March 31, 2006, are entitled to vote.

By Order of the Board of Directors,

Keith Loveless

Corporate Secretary & General Counsel

April 10, 2006

ANNUAL MEETING INFORMATION

The Board of Directors of Alaska Air Group, Inc. (“AAG” or the “Company”) is soliciting proxies for this year’s Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set March 31, 2006, as the record date for the meeting. Stockholders who owned Company common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 35,965,862 shares of Company common stock outstanding on the record date.

Annual meeting materials, which include this proxy statement, a proxy card or voting instruction form, and the 2005 Annual Report, were mailed to stockholders and made available via the internet on or about April 10, 2006. The Company’s Form 10-K for the year ended December 31, 2005 is included in the 2005 Annual Report. It was filed with the Securities and Exchange Commission (“SEC”) and is available on the Company’s website at http://www.alaskaair.com.

QUESTIONS AND ANSWERS

Why am I receiving this annual meeting information and proxy?

You are receiving this annual meeting information and proxy from us because you owned shares of common stock in Alaska Air Group as of the record date for the annual meeting. This proxy statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, Computershare Trust Company, N.A., which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are the beneficial owner but not the stockholder of record of those shares. Employees of the Company who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

What am I voting on?

You are being asked to vote on the election of four directors, two amendments to the Company’s Restated Certificate of Incorporation and six stockholder proposals. When you sign and mail the proxy card or submit your proxy by telephone or the internet, you appoint William S. Ayer and Keith Loveless as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Messrs. Ayer and Loveless.) This way, your shares will be voted even if you cannot attend the meeting.

How does the Board of Directors recommend I vote on each of the proposals?

•	FOR the Board’s director nominees (Proposal 1)

•	FOR the amendments to the Company’s Restated Certificate of Incorporation (Proposals 2 and 3)

•	AGAINST the other stockholder proposals (Proposals 4 through 9)

How do I vote my shares?

Record holders may vote by using the proxy card or by telephone or by the internet. Persons who beneficially own stock held:

•	in a brokerage account can vote by using the voting instruction form provided by the broker or by telephone or the internet.

•	by a bank, and have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank and, if made available by the bank, telephone and/or internet voting.

•	in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

•	in trust in one of the Company’s 401(k) retirement plans can vote using the voting instruction form provided by the trustee or by telephone or internet.

Persons who beneficially own shares, other than persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, can vote at the meeting provided that they obtain a “legal proxy” from the person or entity holding the stock for him (typically a broker, bank, or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank, or trustee. Under a legal proxy, the bank, broker, or trustee confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting.

Set forth below are the various means — internet, phone and mail — for voting without attending the annual meeting. Subject to applicable time deadlines for internet and phone voting applicable to stockholders and the time deadline for all means of voting for persons holding shares in a 401(k) retirement plan, a person voting by any of these means may vote again using that means or another means and the later-dated vote will have the effect of revoking the earlier-dated vote. Thus a person who votes on May 1 using the internet can change his or her vote on May 2 by using the internet, phone, or mail and the effect of the voting on May 2 would be to revoke the earlier May 1 vote. A record holder can attend the annual meeting and vote, which will have the effect of revoking a previously given proxy. A beneficial holder (other than an employee holding shares in a 401(k) retirement plan) who has been given a legal proxy by the record holder can attend the meeting and vote, which will have the effect of revoking a previously given proxy or voting instruction form.

You may vote on the internet.

Stockholders of record and beneficial owners of the Company’s common stock may vote via the internet regardless of whether they receive their annual meeting materials through the mail or via the internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the internet, please do not mail in your proxy card. Subject to rules relating to broker non-votes and limitations in the powers of trustees of employee 401(k) retirement plans to vote, your internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may vote by phone.

Stockholders of record and beneficial owners of the Company’s common stock may vote by phone. Instructions for voting by phone are provided along with your proxy card or voting instructions. If you vote by telephone, please do not mail in your proxy card. Subject to rules relating to broker non-votes and limitations in the powers of trustees of employee 401(k) retirement plans to vote, your phone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may vote by mail.

Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

If you return a signed proxy card but do not mark your choices, your shares will be voted in accordance with the recommendations of the Board of Directors shown above. If you do not mark your choices on the voting instruction form, the voting of your shares will be subject to rules relating to broker non-votes and limitations in the powers of trustees of employee 401(k) retirement plans.

The availability of telephone and internet voting.

ADP Proxy Services (“ADP”)’s internet and telephone voting facilities for stockholders of record, beneficial holders and 401(k) plan participants will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on May 15, 2006. However, to allow sufficient time for voting by the trustee, voting instructions for 401(k) plan shares must be received by 11:59 p.m. Eastern Time on May 13, 2006.

What business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Company’s Bylaws, a stockholder may bring business before the meeting only if the stockholder has given written notice to the Company on or before February 16, 2006. The only such business as to which the Company received notice are the six stockholder proposals described in this proxy statement and included on the Company’s proxy card. Under the Bylaws, business not set forth in the notice of meeting but otherwise properly brought before the meeting by or at the direction of the Board of Directors may be acted on. The Company has no knowledge or notice that any such business will be brought before the meeting. As to other matters that properly come before the meeting and are not on the proxy card, Mr. Ayer and Mr. Loveless will vote the shares for which they hold proxies in accordance with their best judgment.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you have more than one account for your AAG shares. Please complete and submit all proxies to ensure that all your shares are voted or vote by internet or telephone using each of the identification numbers.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote irrespective of the method (i.e., telephone, internet or mail) in which you originally voted by delivery of a later-dated proxy or, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, voting at the meeting. The later-dated proxy may be delivered by telephone, internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. Except for persons beneficially holding stock in one of the Company’s 401(k) retirement plans, you may do this at a later date or time by:

•	voting by telephone or on the internet (which may not be available to some beneficial holders) before 11:59 p.m. Eastern Time on May 15, 2006 (your latest telephone or internet proxy is counted),

•	signing and delivering a proxy card with a later date, or

•	voting at the meeting. (If you hold your shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the meeting.)

Persons beneficially holding stock in one of the Company’s 401(k) retirement plans cannot vote in person at the meeting and must vote by internet or telephone no later than 11:59 p.m. on May 14, 2006, and if they vote by mail, their voting instruction form must be received no later than 11:59 p.m. on May 13, 2006. Subject to these qualifications, such holders have the same rights as other record and beneficial holders to change their votes.

If you are a registered stockholder, you may obtain a new proxy card by contacting the Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, telephone (206) 392-5131. If your shares are held by a broker, trustee or bank, you may obtain a new voting instruction form by contacting your broker, trustee or bank. If your shares are held by one of the Company’s 401(k) retirement plans, you may obtain a new voting instruction form by contacting the trustee of such plan. You may obtain information about how to contact the trustee from the Company’s Corporate Secretary. Please refer to the section below titled “How are shares voted that are held in a Company 401(k) plan?” for more information. If you sign and date the proxy card or voting instruction and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instructions will be revoked and your choices on the proxy card or voting instruction will be voted as you instruct.

What are broker non-votes?

As indicated above, if you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Company. However, if your shares are held by a broker and you do not provide instructions to the broker on how to vote (whether you use the internet or phone or return the enclosed voting instruction form), the absence of instructions may cause your shares to result in a “broker non-vote” on the matters for which you do not provide instructions on how to vote. Accordingly, if you want to vote your shares on a matter, it is important that you provide voting instructions on that matter.

The following sets forth the application of broker non-vote rules to the proposals.

Election of Directors. The election of directors is the subject of Proposal 1. Based upon a preliminary proxy statement referred to under Opposing Solicitation on page 54, the election of directors will not be “contested” for purposes of New York Stock Exchange Rule 452 and, accordingly, a broker will have the discretion to vote your shares in the absence of specific instructions regarding Proposal 1. The preliminary proxy statement referred to under Opposing Solicitation on page 54 indicates that the current position of the NYSE is that an election is not contested unless the “challengers . . . do a mailing to all shareholders who hold their shares beneficially or in street name through banks, brokers or other intermediaries.” That preliminary proxy statement indicates that the proxy statement will be made available only to those who (1) access a website and download the proxy statement, (2) request the proxy statement, or (3) view paper copies of the proxy statement at locations in Brush Prairie, WA or Tucson, AZ.

Board and Stockholder Proposals. Brokers will not be allowed to vote on any of the Proposals 2-9 for which you do not provide instructions. For example, if you provide instructions for Proposals 2-8, but not for Proposal 9, the broker will not cast a vote on your behalf on Proposal 9; in other words, there will be a “broker non-vote” on Proposal 9.

How are shares voted that are held in a Company 401(k) plan?

At the record date, 1,487,705 shares were held in the trust for Alaska Air Group 401(k) plan participants. ADP sent a proxy statement, an annual report and a voting instruction form to each participant who held shares through the Company’s 401(k) plans at the record date. The trustees, Vanguard and Fidelity, will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustee will not vote the shares on such matters.

To allow sufficient time for voting by the trustee, your voting instructions for 401(k) plan shares must be received by 11:59 p.m. Eastern Time on May 13, 2006. Because the shares must be voted by the trustee, employees who hold stock through the 401(k) plans may not vote these shares at the meeting.

May I vote in person at the meeting?

We will pass out a ballot to anyone who requests one at the meeting. If you hold your shares through a broker, you must bring a legal proxy from your broker in order to vote at the meeting. You may request a legal proxy from your stockbroker by indicating on your voting instruction form that you plan to attend and vote your shares at the meeting, or at the internet voting site to which your voting materials direct you. Please allow sufficient time to receive a legal proxy through the mail after your broker receives your request.

Can I receive future materials via the internet?

If you vote on the internet, simply follow the prompts for enrolling in the electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Stockholders may enroll in that service at any time after the annual meeting and can read additional information about this option and request electronic delivery by going to ADP’s website, http://www.proxyvote.com.

If you already receive your proxy materials via the internet, you will continue to receive them that way until you instruct otherwise through the website referenced above.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares as of the record date must be present at the meeting and entitled to vote in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present at the meeting if the stockholder of record attends the meeting; if the beneficial holder attends with a “legal proxy” from the record holder; or the record holder has granted a proxy, whether by returning a proxy card or by telephone or internet, without regard to whether the proxy actually casts a vote, withholds or abstains from voting.

How many votes must the nominees have to be elected?

The Bylaws of the Company provide that “each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of stockholders for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.” The Company has been informed that an opposing solicitation for the election of three directors will be made. (See “Opposing Solicitation” on page 54.) Because there will be more nominees than the number of directors to be elected, directors will be elected by a plurality vote. Withheld votes will not be taken into account in determining the outcome of the election of directors. Based on the Company’s understanding of the opposing solicitation, the broker non-vote rule will not be applicable so that brokers may vote shares for which beneficial holders do not provide instructions.

What happens if a nominee is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or they may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

How many votes must each amendment to the Restated Certificate of Incorporation (Proposals 2 and 3) receive to be approved?

A majority of the outstanding shares must be voted for an amendment in order for it to be approved. Abstain votes and broker non-votes, not being votes for, will have the effect of a negative vote.

How many votes must each of the stockholder proposals (Proposal 4 through 9) receive in order to pass?

A majority of the shares present in person or by proxy and entitled to vote at the meeting must be voted for the shareholder proposals in order for each of them to pass. “Abstain” votes are deemed present and eligible to vote and are included for purposes of determining the number of shares constituting a majority of shares present and eligible to vote. Accordingly, an abstention, not being a vote for, will have the effect of a negative vote. A broker non-vote is not deemed present and eligible to vote for proposals as to which it is applicable and are not included for purposes of determining the number of shares constituting a majority of shares present and eligible to vote. Accordingly, a broker non-vote has no effect on the outcome of the vote on the stockholder proposal. See “What are broker non-votes?” [Page 4].

How are votes counted?

Voting results will be tabulated by ADP Proxy Services. Mr. Carl T. Hagberg of Hagberg and Associates will serve as the independent inspector of elections.

Is my vote confidential?

The Company has a confidential voting policy as a part of its governance guidelines, which are published on the Company’s website.

Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies for the meeting. Georgeson may use four employees in connection with the solicitations. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, telephone and electronic means. Proxies may also be solicited by the persons identified as Participants under the heading “Participants in the Solicitation,” who will receive no additional compensation therefore, except for reimbursement of expenses. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be $22,500, of which $15,000 has been incurred to date. This amount includes fees payable to Georgeson, but excludes salaries and expenses of our officers, directors and employees.

Is a list of stockholders entitled to vote at the meeting available?

A list of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting. It will also be available Monday through Friday from May 5 through May 15, 2006, between the hours of 9 a.m. and 4 p.m., local time, at the offices of the Corporate Secretary, 19300 International Blvd., Seattle WA 98188. A stockholder of record may examine the list for any legally valid purpose related to the annual meeting.

Where can I find the voting results of the meeting?

We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006. You can read or print a copy of that report by going to the Company’s website, http://www.alaskaair.com, and then choosing Company Information, Investor Information, and Securities and Exchange Commission Filings. You can find the same Form 10-Q by going directly to the SEC EDGAR files at http://www.sec.gov. You can also get a copy by calling us at (206) 392-5567, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

PROPOSAL 1.

ELECTION OF DIRECTORS

The Company currently has twelve directors. The directors are divided into three classes so that approximately one-third of the directors are elected each year for three-year terms. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws. Four directors are nominees for election this year and each has consented to serve a three-year term ending in 2009. The remaining directors will continue to serve the terms set out below.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2009

Name	Principal Occupation or Employment and Other Business Affiliations	Age	Director Since
Patricia M. Bedient	Ms. Bedient was appointed to the Board of Directors in December 2004. She serves on the Company’s Audit Committee and on the Board of Directors of Alaska Airlines. Ms. Bedient is Senior Vice President of Finance and Strategic Planning for Weyerhaeuser, one of the world’s largest integrated forest products companies. A certified public accountant, she served as the managing partner of Arthur Andersen LLP’s Seattle office prior to joining Weyerhaeuser. Ms. Bedient also worked at the firm’s Portland and Boise offices as a partner and as a CPA during her 27-year career with Andersen. Ms. Bedient is on the Weyerhaeuser Foundation Board and the advisory board of the University of Washington School of Business. She has also served on the boards of a variety of civic organizations, including the Oregon State University Foundation Board of Trustees, the World Forestry Center, the City Club of Portland, St. Mary’s Academy of Portland and the Chamber of Commerce of Boise, Idaho. She is a member of the American Institute of CPAs and the Washington Society of CPAs.	52	2004

Bruce R. Kennedy	Mr. Kennedy has been a director since 1972 and serves as Chairman of the Governance and Nominating Committee. He is Chairman Emeritus of Alaska Air Group and served as its Chairman, Chief Executive Officer, and President from 1985 to 1991. He was also Chairman of Alaska Airlines from 1979 to 1991, Chief Executive Officer from 1979 to 1990, and President from 1978 to 1990. He is on the Horizon Air Board and serves as Chairman of Quest Aircraft Trust, an aircraft design and manufacturing company.	67	1972

Jessie J. Knight, Jr.	Mr. Knight has been a director since 2002 and serves on the Compensation Committee and the Governance and Nominating Committee. He is the President and Chief Executive Officer of the San Diego Regional Chamber of Commerce, an organization whose primary focus is economic development. Before assuming his current position in 1999, Mr. Knight served from 1993 through 1998 as a commissioner of the California Public Utilities Commission, which is responsible for the regulatory oversight of all energy, telecommunications, shipping, railroad and investor-owned utilities in the state. Mr. Knight is also on the Board of Directors of Alaska Airlines, Avista Corporation, Environmental Power and the San Diego Padres Baseball Club. He is a standing member of the Council on Foreign Relations.	55	2002

Name	Principal Occupation or Employment and Other Business Affiliations	Age	Director Since

J. Kenneth Thompson	Mr. Thompson has been a director since October 1999 and serves on the Company’s Governance and Nominating Committee and its Safety Committee. He served as Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000. Prior to that, he was President of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage. Mr. Thompson is President and CEO of Pacific Star Energy LLC, a private energy investment company in Alaska, with partial ownership in the oil exploration firm Alaska Venture Capital Group (AVCG LLC) where he serves as the Managing Director. He is on the board of directors of Coeur d’Alene Mines Corporation, Horizon Air, and a number of community service organizations.	54	1999

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR ELECTION OF EACH OF

THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2007

Name	Principal Occupation or Employment and Other Business Affiliations	Age	Director Since
William S. Ayer	Mr. Ayer has been a director since 1999. He is Chairman, President and CEO of Alaska Air Group and Alaska Airlines and Chairman of Horizon Air. He served as Alaska Airlines’ President since November 1997 and Chief Operating Officer from May 2000 to January 2002. Prior to that, he served in various marketing, planning and operational capacities with Horizon Air, including Senior Vice President, Operations. Mr. Ayer serves on the boards of Alaska Airlines, Horizon Air, Puget Energy, Angel Flight, the Alaska Airlines Foundation, the University of Washington Business School Advisory Board and the Museum of Flight.	51	1999

Dennis F. Madsen	Mr. Madsen has been a director since 2003 and serves on the Compensation and Safety Committees. He was President and CEO of Recreational Equipment, Inc. (REI), a retailer and online merchant for outdoor gear and clothing through March 2005. He served as REI’s Executive Vice President, and Chief Operating Officer from 1987 to 2000, and held numerous positions throughout the Company. Mr. Madsen is currently the CEO of Seatab Software of Bellevue, WA. He also serves on the boards of Alaska Airlines, Seatab Software, the Western Washington University Foundation, Western Washington University and the Youth Outdoors Legacy Fund.	57	2003

R. Marc Langland	Mr. Langland has been a director since 1991. He is a member of the Company’s Governance and Nominating Committee. He has been President of Northrim Bank, Anchorage, Alaska, since November 1990 and Chairman since January 1998. Mr. Langland has also been Chairman, President and CEO of its parent company, Northrim BanCorp, Inc., since December 2001. He was Chairman and Chief	64	1991

Name	Principal Occupation or Employment and Other Business Affiliations	Age	Director Since
	Executive Officer of Key Bank of Alaska from 1987 to 1988 and President from 1985 to 1987. He served on the Board of Trustees of the Alaska Permanent Fund Corporation from February 1987 to January 1991 and was Chairman from June 1990 to January 1991. He is also a director of Horizon Air, Northrim BanCorp, Inc., Saltchuk Resources Inc. and Usibelli Coal Mine, and is a member of the Anchorage Chamber of Commerce, and a board member and past chairman of Commonwealth North.

John V. Rindlaub	Mr. Rindlaub has been a director since 1996 and serves on the Company’s Audit and Compensation Committees. He is CEO, Pacific Northwest Region, of Wells Fargo Bank. Prior to joining Wells Fargo, he held a number of positions with Bank of America between 1989 and 2001, including President, Bank of America, Northwest and Chairman of Seafirst Bank. Prior to his position at Seafirst, Mr. Rindlaub was Group Executive Vice President/Asia Division for Bank America and a managing director for Bankers Trust Company New York, Investment Banking Group. He is also a director of Horizon Air, Saltchuk Resources, Inc., Washington Roundtable and the Greater Seattle Chamber of Commerce.	61	1996

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2008

Name	Principal Occupation or Employment and Other Business Affiliations	Age	Director Since
Phyllis J. Campbell	Ms. Campbell has been a director since 2002 and serves as Chair of the Company’s Compensation Committee. She is President and CEO of The Seattle Foundation. She was President of U.S. Bank of Washington from 1993 until 2001 and has served as Chair of the Bank’s Community Board. She also is on the boards of Alaska Airlines, Nordstrom, and Puget Energy. Ms. Campbell is also a member of the Board of Trustees of Seattle University.	54	2002

Mark R. Hamilton	Mr. Hamilton has been a director since 2001 and serves on the Company’s Audit and Safety Committees, as well as on the Horizon Air Board. He has served as President of the University of Alaska since 1998. That same year, he retired as a U.S. Army Major General following 31 years of active military duty, primarily in the fields of teaching, management and administration. Formerly, Mr. Hamilton was Chief of Staff of the Alaskan Command at Elmendorf Air Force Base and Commander of Division Artillery at Fort Richardson. Mr. Hamilton is a graduate of the U.S. Military Academy at West Point and is the recipient of the Army’s highest peacetime award, the Distinguished Service Medal.	61	2001

Byron I. Mallott	Mr. Mallott has been a director since 1982 and is Chair of the Company’s Audit Committee. Currently he is President of the First Alaskans Institute (a nonprofit organization dedicated to the development of Alaska Native peoples and their communities); on April 15, 2006 he will become Senior Fellow of First Alaskans Institute. From 1995 to 1999, he served as Executive Director (chief	62	1982

Name	Principal Occupation or Employment and Other Business Affiliations	Age	Director Since
	executive officer) of the Alaska Permanent Fund Corporation, a trust managing proceeds from the state of Alaska’s oil revenues. He was a director of Sealaska Corporation, Juneau, Alaska, from 1972 to 1988, Chairman from 1976 to 1983, and Chief Executive Officer from 1982 to 1992. He owns Mallott Enterprises (personal investments) and is a director of Alaska Airlines, Sealaska Corporation and the Alaska Communications Systems Group Incorporated.

Richard A. Wien	Mr. Wien has been a director since 1982. He is Chair of the Company’s Safety Committee. Mr. Wien played an active role in the management of Wien Airlines until 1969, when he was elected President of Merric, Inc., an Alaska helicopter contract and charter service company. After Merric merged with Era Aviation in 1973, Mr. Wien served as Era’s Executive Vice President until 1981. He has been Chairman and Chief Executive Officer of Florcraft, Inc. (retail flooring), Fairbanks and Anchorage, Alaska, since 1986. He is also a director of Alaska Airlines and Usibelli Coal Mine.	70	1982

CORPORATE GOVERNANCE

STRUCTURE OF THE BOARD OF DIRECTORS

In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, our business affairs are managed under the direction of our Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and Board committees on which they sit, discussing matters with our Chairman and Chief Executive Officer and other officers, reviewing materials provided to them, and visiting our facilities.

Pursuant to the Bylaws, the Board of Directors has established four standing committees, which are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Safety Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee. The charters of the Audit, Compensation, Governance and Nominating, and Safety Committees are posted on the Company’s website and can be accessed free of charge at http://www.alaskaair.com/ and are available in print to any stockholder who requests them.

The table below shows the current membership of the standing Board committees. An asterisk (*) identifies the chairman of each committee.

Name	Audit	Compensation	Governance and Nominating	Safety
Patricia M. Bedient	x
Phyllis J. Campbell		x*
Mark R. Hamilton	x			x
Bruce R. Kennedy			x*
Jessie J. Knight, Jr.		x	x
R. Marc Langland			x
Byron I. Mallott	x*
Dennis F. Madsen		x		x
John V. Rindlaub	x	x
J. Kenneth Thompson			x	x
Richard A. Wien				x*

The principal functions of the standing Board committees are as follows:

Audit Committee

1. Matters pertaining to the independent auditors:

•	appoint them and oversee their work;

•	review at least annually their statement regarding their internal quality-control procedures and their relationship with the Company;

•	maintain a dialogue with respect to their independence;

•	pre-approve all auditing and non-auditing services they are to perform;

•	review annual and quarterly financial statements and filings made with the SEC; and

•	receive and review communications required from the independent auditors under applicable rules and standards.

2. Review the planned activities and results of the internal auditors and any changes in the internal audit charter.

3. Prepare the Audit Committee report required for the annual proxy statement.

4. Matters pertaining to controls:

•	review financial reporting risk and associated internal controls;

•	review procedures with respect to significant accounting policies and the adequacy of financial controls;

•	discuss with management policies with respect to risk assessment and risk management including the process by which the Company undertakes risk assessment and management;

•	discuss with management, as appropriate, earnings releases and any information provided to analysts and rating agencies;

•	develop and monitor a Corporate Compliance program, including a Code of Conduct and Ethics, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters; and

•	obtain and review at least quarterly a statement from the CEO, CFO and Disclosure Committee disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.

5. Annually review and reassess the adequacy of its charter and the Committee’s performance and recommend for Board approval any proposed changes to the charter.

Compensation Committee

1. Establish the process for approving corporate goals relevant to CEO compensation and evaluating CEO performance in light of those goals.

2. Set the salary of the CEO.

3. Approve salaries of other executive officers of the Company and of Alaska Airlines and Horizon Air.

4. Set annual goals under the Performance-Based-Pay Plan and administer the Plan.

5. Grant stock awards and stock options.

6. Administer the supplementary retirement plans for elected officers and the equity-based incentive plans.

7. Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.

8. Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring the Pension/Benefits Administrative Committee and the Pension/Benefits Investment Fund Committee, and approving the membership of those committees, trustees and trust agreements, and extension of plan participation to employees of subsidiaries.

9. Approve the terms of employment and severance agreements with elected officers and the form of change-in-control agreements.

10. Review management development and succession plans.

11. Administer the Company’s equity and other long-term incentive plans.

12. Produce the report on executive compensation required for the annual proxy statement.

13. Annually review and reassess the adequacy of the committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors for approval.

Governance and Nominating Committee

1. Develop and monitor the Corporate Governance Guidelines.

2. Evaluate the size and composition of the Board.

3. Develop criteria for Board membership.

4. Evaluate the independence of existing and prospective members of the Board.

5. Seek qualified candidates for election to the Board.

6. Evaluate the nature, structure and composition of other Board committees.

7. Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board, and each Board committee, including itself.

8. Annually review and reassess the adequacy of the Committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors for approval.

Safety Committee

1. Monitor management efforts to ensure the safety of passengers and employees.

2. Monitor and assist management in creating a uniform safety culture that achieves the highest possible industry performance measures.

3. Periodically review with management and outside experts all aspects of airline safety.

4. Evaluate the Company’s health, safety and environmental policies and practices.

The Board of Directors held five regular meetings. The standing Board committees held the following number of meetings in 2005:

•	Audit Committee — 8

•	Compensation Committee — 5

•	Governance and Nominating Committee — 4

•	Safety Committee — 4

Each director attended at least 95.1% of all Board and applicable committee meetings during 2005. Each director is expected to attend the Company’s Annual Meeting of Stockholders. Last year, all then-current directors attended the annual meeting.

BOARD AND COMMITTEE INDEPENDENCE

The Board of Directors of the Company has determined that all of the directors except Mr. Ayer, and each member of the Audit Committee, Governance & Nominating Committee and Compensation Committee, are independent under the New York Stock Exchange (“NYSE”) listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. Each member of the Company’s Audit Committee meets the independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees. The Board has determined that John Rindlaub and Patricia Bedient are audit committee financial experts as defined in the rules of the Securities and Exchange Commission.

The Corporate Governance Guidelines are available on the Company’s internet website at http://www.alaskaair.com and are available in print to any stockholder who requests a copy. Specifically, the Board has determined that independent directors meet the following criteria:

An independent director must have no material relationship with the Company, based on all material facts and circumstances. At minimum, an independent director must meet each of the categorical standards listed below.

1. The director has not, within the last three years, been employed by, and no immediate family member has been an executive officer of, the Company.

2. Neither the director nor any immediate family member has, in any 12-month period in the last three years, received more than $100,000 in direct compensation from the Company, other than compensation for director or committee service and pension or other deferred compensation for prior service.

3. (i) Neither the director nor any immediate family member is a current partner of the Company’s independent auditor; (ii) the director is not a current employee of the audit firm; (iii) no immediate family member is a current employee of the audit firm working in its audit, assurance or tax compliance practice; (iv) neither the director nor any immediate family member was an employee or partner of the audit firm within the last three years and worked on the Company’s audit within that time.

4. Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company serves on the compensation committee of a company that employs the director or immediate family member.

5. The director is not currently an employee, and no immediate family member is an executive officer, of another company (i) that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or (ii) of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues, in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

The Board considers that the following situations do not create material relationships:

a. the receipt by a director of retirement compensation earned under one or more tax-qualified or nonqualified plans during the director’s employment with the Company;

b. ordinary-course business between the Company and an organization of which the Board member is an officer or director, where the amount of such business is immaterial with respect to the Company’s or the organization’s annual revenues; or

c. the receipt of cash or in-kind contributions from the Company by a tax-exempt charitable organization of which the Board member is an officer or director, the value of which is immaterial with respect to the Company’s or the charitable organization’s annual revenues.

For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, domestic partner, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and anyone sharing the director’s home. The independence standards for the members of the Audit Committee provide that in addition to the foregoing standards they may not (a) receive any compensation other than director’s fees for Board and Audit Committee service and permitted retirement pay, or (b) be an “affiliate” of the Company as defined by applicable SEC rule.

DIRECTOR NOMINATION POLICY

Identification and Evaluation of Candidates

1. Internal Process for Identifying Candidates

The Governance and Nominating Committee (the “Committee”) has two primary methods for identifying candidates (other than those proposed by the Company’s stockholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and research, including database and internet searches.

Additionally, the Committee may, from time to time, use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Committee and to undertake such other duties as the Committee may direct.

2. Candidates Proposed by Stockholders

a. General Nomination Right of All Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in Article II, Section 8 of the Company’s Bylaws. Specifically, these provisions require that written notice of a stockholder’s intent to make a nomination for the election of directors be received by the Secretary of the Company at least 90 days in advance of the third Tuesday in May (with respect to elections held at a regular annual meeting of stockholders), and that such notice include:

•	The name and address of the stockholder who intends to make the nomination and of the person(s) to be nominated;

•	A representation that the stockholder of record is entitled to vote at the meeting;

•	A description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made;

•	Other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director if elected.

The Corporate Secretary and General Counsel will send a copy of the Company’s Bylaws to any interested stockholder who requests them. The Company’s Bylaws are also available on the Company’s website at http://www.alaskaair.com.

b. Consideration of Director Candidates Recommended by Stockholders

The Committee will evaluate candidates recommended by a single stockholder, or group of stockholders, that has beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or group, the “Qualified Stockholder”). The Committee’s policy on the evaluation of candidates recommended by stockholders who are not Qualified Stockholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. In addition, as discussed above, non-Qualified Stockholders have the ability to nominate one or more director candidates directly at the Annual Meeting. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

c. Initial Consideration of Candidates Recommended by Qualified Stockholders

The Committee will evaluate candidates recommended by Qualified Stockholders in accordance with the following procedures.

Qualified Stockholders may propose a candidate for evaluation by the Committee by delivering a written notice to the Committee satisfying each of the requirements described below (the “Notice”). The Notice must be received by the Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. No such notice was received in connection with the 2006 Annual Meeting.

Any candidate recommended by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder), as determined by the Committee or by applicable law. Any candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable NYSE rules.

The Notice shall also contain or be accompanied by the following information or documentation:

•	Proof of the required stock ownership (including the required holding period) of the stockholder or group of stockholders. The Committee may determine whether the required stock ownership condition has been satisfied for any stockholder that is the registered owner. Any stockholder that is not the registered stockholder must submit such evidence as the Committee deems reasonable to evidence the required ownership percentage and holding period.

•	A written statement that the stockholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated.

•	The name or names of each stockholder submitting the proposal, the name of the candidate, and the written consent of each such stockholder and the candidate to be publicly identified.

•	Regarding the candidate, such person’s name, age, business and residence addresses, principal occupation or employment, number of shares of the Company’s stock, if any, beneficially owned, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”).

•	Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the desirable qualities or skills, established by the Committee. The Notice must also include a written statement that the stockholder submitting the proposal and the candidate will make available to the Committee all information reasonably requested in furtherance of the Committee’s evaluation of the candidate.

•	Regarding the stockholder submitting the proposal, the person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act.

•	The signature of each candidate and of each stockholder submitting the proposal.

The Notice shall be delivered in writing, by registered or certified, first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

The Corporate Secretary and General Counsel will promptly forward the Notice to the Chair of the Governance and Nominating Committee.

d. Initial Consideration of Candidates Recommended by Other Stockholders

If, based on the Committee’s initial screening of a candidate recommended by a Qualified Stockholder, a candidate continues to be of interest to the Committee, the Chair of the Committee will request that the CEO interview the candidate and the candidate will be interviewed by one or more of the other Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Stockholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Committee’s recommendations, with any stockholder who made a proposal.

3. Evaluation of Candidates

As to each recommended candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Committee will then (i) determine if the candidate satisfies the qualifications set forth below under the caption “Policy on Minimum Qualifications for All Directors”; (ii) conduct interviews with the candidate as it deems necessary and appropriate; and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.

The Governance and Nominating Committee will consider incumbent candidates based on the same criteria used for candidates recommended by Qualified Stockholders, provided that incumbents will also be considered on the basis of the Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

While there is no formal list of qualifications, the Governance and Nominating Committee considers, among other things, the prospective nominees’ relevant experience, intelligence, independence, commitment, ability to work with the Chief Executive Officer and within the Board culture, prominence, diversity, age, understanding of the Company’s business, and other factors deemed relevant. For candidates to serve as independent directors, an independent and questioning mindset is critical. The Committee also considers whether the prospective candidates’ workloads would allow them to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and devote the additional time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Committee’s (or the Board’s) perceptions about future issues and needs. Relevant experiences might include, among other things, company CEO experience, senior level international experience, senior level regulatory or legal experience, and relevant senior level expertise in one or more of the following areas — finance, accounting, sales and marketing, organizational development, information technology and public relations.

STOCKHOLDER COMMUNICATION POLICY

Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific directors, including non-management directors, may write to:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the Chairman of the Audit Committee for review);

•	attempt to handle the inquiry directly (for example, where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board of Directors or an individual director); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Governance and Nominating Committee, the Corporate Secretary and General Counsel will present a summary of all communications received since the last meeting of the Governance and Nominating Committee that were not forwarded and will make those communications available to any director on request.

EXECUTIVE SESSIONS AND LEAD DIRECTOR

The Board holds regular executive sessions of non-management directors quarterly. As provided in the Governance and Nominating Committee Charter, the Lead Director for these executive sessions is the chairman of the Governance and Nominating Committee.

DIRECTOR COMPENSATION

We do not pay directors who are also employees of the Company any additional compensation for their service as directors, except for the reimbursement of expenses incurred in attending meetings. In 2005, compensation for nonemployee directors included the following:

•	an annual retainer of $30,000, with a minimum of 50% of the retainer paid in the form of Alaska Air Group common stock issued under the Company’s 2004 Long Term Incentive Plan. (In connection with this practice, the Board has set stock ownership guidelines for directors.)

•	$2,000 for each Audit Committee meeting and $1,200 for each Board or other committee meeting in which a nonemployee director participated in person, or $750 if participation was via telephone;

•	$500 for participation in telephone updates that occur between meetings;

•	an annual retainer of $8,000 to the Audit Committee chairperson and $4,000 to other committee chairpersons;

•	an annual retainer of $1,000 to nonemployee directors who served on the Board of Directors of Alaska Airlines or Horizon Air; and

•	reimbursement of expenses in connection with attending Board and committee meetings as well as expenses in connection with director education.

In addition to the retainers and meeting fees mentioned above, and as part of a director’s compensation package, a nonemployee director, a nonemployee director’s spouse and a nonemployee director’s dependent children are provided transportation on Alaska and Horizon Air.

CEO AND CFO CERTIFICATIONS

In accordance with NYSE listing standards, the Company’s 2005 CEO certification required by Section 303a.12(a) of the NYSE Listed Company Manual has been filed with the NYSE. In addition, the Company’s CEO and CFO certifications required under Section 302 of the Sarbanes-Oxley Act are filed as exhibits to the Company’s Annual Report on Form 10-K.

CODE OF CONDUCT AND ETHICS

The Company has adopted a Code of Conduct & Ethics that applies to all employees of the Company, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer and persons performing similar functions. The Code of Conduct & Ethics is located on the Company’s internet website at http://www.alaskaair.com/ and is available in print to any stockholder who requests it. Information on the Company’s website, however, does not form a part of this proxy statement. The Company intends to disclose any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, a provision of the Code of Conduct and Ethics for directors or executive officers on the Company’s internet website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. The amounts involved are below disclosure thresholds set by the SEC, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction and, in any case, the Company does not consider the amounts involved in such transactions to be material in relation to its business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain of its officers to send reports of their ownership of Company common stock and changes in such ownership to the SEC and the NYSE. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file a report on a timely basis. Based on a review of copies of reports furnished to the Company and written representations that no reports were required, the Company believes that all of its directors and officers subject to Section 16(a) complied with the reporting requirements with respect to transactions during 2005.

INDEPENDENT AUDITORS

Termination of Deloitte & Touche LLP; Engagement of KPMG LLP

On August 10, 2004, the Audit Committee dismissed Deloitte & Touche LLP (“Deloitte”) and engaged KPMG LLP (“KPMG”) as its independent auditor for the year ending December 31, 2004.

The Company disclosed these events in a Current Report on Form 8-K filed with the SEC on August 13, 2004 (the “Form 8-K”), which included the following information:

Deloitte’s report on Air Group’s financial statements for each of the years ended December 31, 2003, and December 31, 2002, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the report contained explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” and the revision to the financial statements discussed in the notes thereto.

During the years ended December 31, 2003, and 2002, and the interim period between December 31, 2003, and the date of Deloitte’s dismissal, there were no disagreements between Air Group, Alaska or Horizon Air and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•	In connection with its audit of Air Group’s consolidated financial statements for the year ended December 31, 2003, Deloitte advised the Audit Committee of two matters related to its internal controls that Deloitte considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. First, Deloitte noted that although the Company reconciles its balance sheet accounts regularly, and those reconciliations are reviewed by someone other than the preparer, the Company should improve its process of analyzing the underlying account detail. Second, Deloitte noted that Horizon Air was not reconciling its inventory of expendable parts on a timely basis.

•	In connection with its audit of Air Group’s consolidated financial statements for the year ended December 31, 2002, Deloitte advised the Audit Committee of one matter that Deloitte considered to be a reportable condition. Deloitte noted design deficiencies specific to password controls in the Peoplesoft application software and the security configuration of the Peoplesoft Financials application.

Air Group believes that the reportable conditions described above have been corrected.

Air Group has authorized Deloitte to fully respond to the inquiries, if any, of Air Group’s, Alaska’s or Horizon Air’s successor independent accountants concerning the matters described above. Air Group requested that Deloitte furnish Air Group with a letter addressed to the SEC stating whether they agree with the statements made in the Form 8-K; and if not, stating the respects in which they do not agree. The required letter from Deloitte with respect to the above statements made by the Registrant was filed as Exhibit 16 to the Form 8-K.

During the years ended December 31, 2003, and 2002, and through the date of the Form 8-K, neither Air Group nor Alaska nor Horizon Air nor anyone acting on their behalf consulted KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Air Group’s or Alaska’s or Horizon Air’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Selection of Independent Auditors for the Current Fiscal Year

The Audit Committee of the Board of Directors has selected KPMG as the Company’s independent public auditors for the current fiscal year. Representatives of KPMG are expected to attend the meeting to respond to questions from stockholders and will have the opportunity to make a statement, if they wish to do so.

Fees Paid to Independent Auditors

During fiscal year 2005, the Company retained KPMG as its principal auditors. During fiscal year 2004, the Company retained Deloitte and KPMG as its principal auditors. The independent auditors provided services in the following categories and amounts:

2005	Deloitte & Touche LLP	KPMG LLP	Total
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$14,451	$1,026,509	$1,040,960
Audit-Related Fees(2)	3,500	284,853	288,353
Tax Fees(3)	32,580	56,234	88,814
All Other Fees(4)	—	29,132	29,132

Total Fees for 2005	$50,531	$1,396,728	$1,447,259

2004
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$467,000	$1,339,000	$1,806,000
Audit-Related Fees(2)	176,000	—	176,000
Tax Fees(3)	67,000	52,314	119,314
All Other Fees(4)	26,000	—	26,000

Total Fees for 2004	$736,000	$1,391,314	$2,127,314

(1)	Audit fees arranged for 2005 and 2004 include the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404.

(2)	Includes fees paid in connection with the audit of Air Group’s employee benefit plans in both years and, in fiscal 2005, fees incurred in connection with the Form S-3 Registration Statement filed on December 12, 2005.

(3)	Fees for professional services in connection with tax consulting, planning and tax return review. Substantially all of the tax fees paid to Deloitte were paid after their dismissal as our principal auditor. The tax fees paid to KPMG in 2004, with the exception of $22,000 in connection with one specific project, were paid prior to their appointment as our principal auditor.

(4)	Fees for professional services in connection with (i) the audit of security costs incurred as reported to the Transportation Security Administration, (ii) the audit of passenger facility charges and examination of related controls, (iii) the examination of agreed-upon procedures for the U.S. Citizenship and Immigration Services, (iv) the audit of airport improvement fees and examination of related controls, and (v) miscellaneous consulting.

The Audit Committee has considered whether the provision of the non-audit services referenced above is compatible with maintaining the independence of the Company’s independent auditors, and has determined that it does not impact the independence of the auditors.

Independent Auditor Engagement Policy

The Audit Committee has established an Independent Auditor Engagement Policy that is designed to ensure that the Company’s auditor performs its services independently and with the highest integrity and professionalism. The Audit Committee reviews the policy annually.

The policy provides that any engagement of the Company’s outside auditor must be consistent with principles determined by the SEC, namely, whether the independent auditor is capable of exercising impartial judgment on all issues encompassed within the auditor’s engagement.

Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent auditor for non-audit services, the Audit Committee will consider factors such as whether the services might compromise the auditor’s independence, whether the auditor is the best provider for the services, and the appropriate proportion of audit to non-audit services.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•	the aggregate amount of fees paid for all such services is not more than 5 percent of the total fees paid by the Company to its auditor during the fiscal year in which the services are provided;

•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal year 2005, there were no such services that were performed pursuant to the “de minimus exception.”

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

Review of Our Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent auditors, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. We believe that management maintains an effective system of internal controls that results in fairly presented financial statements.

The discussions with KPMG also included the material and judgmental matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have also received and reviewed the written disclosures and the KPMG letter required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Audit Committee of the Board of Directors

Byron I. Mallott, Chairperson

Patricia M. Bedient, Member

Mark R. Hamilton, Member

John V. Rindlaub, Member

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

This table shows how much Company common stock is owned as of March 31, 2006, by (a) each director and nominee, (b) each of the Company’s five most highly compensated executive officers, and (c) all executive officers as a group. The number shown for each person includes shares that he or she:

•	may vote or invest alone;

•	holds with his or her spouse, with shared voting and investment power;

•	holds otherwise with shared voting and investment power;

•	holds in one of the Company’s 401(k) plans; or

•	may acquire through stock option exercises through June 9, 2006.

Name	Shares Beneficially Owned(a)	Options Exercisable within 60 Days	Stock Units and Interests(b)	Total(c)	Percent of Outstanding Shares
Patricia M. Bedient	1,145		—	1,145	*
Phyllis J. Campbell	2,256		—	2,256	*
Mark R. Hamilton	1,377		—	1,377	*
Bruce R. Kennedy	5,217		—	5,217	*
Jessie J. Knight, Jr.	2,315		—	2,315	*
R. Marc Langland	4,597		—	4,597	*
Dennis F. Madsen	2,001		—	2,001	*
Byron I. Mallott	3,389		—	3,389	*
John V. Rindlaub	5,599		—	5,599	*
J. Kenneth Thompson	5,145		—	5,145	*
Richard A. Wien	5,597		—	5,597	*
William S. Ayer	19,256	418,200	29,400	437,456	1.2%
George D. Bagley	1,262	232,250	13,380	233,512	*
Kevin P. Finan	379	55,825	11,760	56,204	*
Gregg A. Saretsky	1,432	121,052	11,140	122,484	*
Bradley D. Tilden	2,795	105,750	10,700	108,545	*
Keith Loveless	278	65,568	10,360	65,846	*
Jeffrey D. Pinneo	2,325	71,500	9,740	73,825	*
Glenn S. Johnson	3,667	48,800	10,460	52,467	*
Brandon S. Pedersen	0	2,975	3,380	2,975	*
All directors and all executive officers as a group (20 persons)	70,032	1,121,920	110,320	1,191,952	3.3%

*	Less than 1%

(a)	Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) plan holdings.

(b)	Consists of the aggregate total of Restricted Stock Units (RSUs) granted in 2004 and 2005, which will vest November 17, 2007, and August 30, 2008, respectively.

(c)	Total does not include stock units because they are not yet vested.

The table below identifies those known to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of March 31, 2006, or as otherwise indicated.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Outstanding Shares
Donald Smith & Co., Inc.(1) 152 West 57th Street New York, NY 10019	2,747,100	7.6

Vanguard PRIMECAP Fund(2) 100 Vanguard Boulevard Malvern, PA 19355	2,540,000	7.0

AXA Financial, Inc (3) 1290 Avenue of the Americas New York, New York 10104	2,448,708	7.3

Dimensional Fund Advisors Inc.(4) 1299 Ocean Avenue, 11th Floor Santa Monica, 90401 CA	2,322,700	6.4

Franklin Resources, Inc.(5) One Franklin Parkway San Mateo, CA 94403-1906	1,850,600	5.1

(1)	Information is based on a Schedule 13G filed by Donald Smith & Co., Inc. (“Donald Smith”) on February 12, 2006. Donald Smith reported in the Schedule 13G that it had sole voting power over 2,416,500 of the shares.

(2)	Information is based on a Schedule 13G filed by Vanguard PRIMECAP Fund (“Vanguard”) on February 13, 2006. Vanguard reported in the Schedule 13G that it had sole voting power over all 2,540,000 shares.

(3)	Information is based on a Schedule 13G filed by ASA Financial, Inc. (“AXA”) on February 14, 2006. AXA reported that shares covered are owned by AXA Rosenberg Investment Management LLC, Alliance Capital Management, L.P., and AXA Equitable Life Insurance Company each with power over 1,116,620 shares, 1,330,038 shares and 2,050 shares, respectively.

(4)	Information is based on a Schedule 13G filed by Dimensional Fund Advisors Inc. (“Dimensional”) on February 1, 2006. Dimensional reported in the Schedule 13G that it furnishes investment advice to four investment companies and serves as investment manager to other accounts, which hold the shares shown in the table above. It further reported that while it possesses voting and investment power over such shares, they are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

(5)	Information is based on a Schedule 13G filed by Franklin Resources, Inc. (“FRI”) on January 27, 2006. The Schedule 13G reported that the shares covered are owned by accounts advised by FRI’s advisory subsidiaries. FRI, the advisory subsidiaries, Charles B. Johnson and Rupert H. Johnson, who are FRI’s principal stockholders, collectively, have sole voting power over all 1,850,600 shares.

EXECUTIVE COMPENSATION

In this section, we describe the compensation we pay our Chief Executive Officer and the next four most highly compensated executive officers (the “named executive officers”). That group includes officers of Alaska Air Group, the CEO of an operating subsidiary and two elected officers of a subsidiary who have policy-making roles at the Alaska Air Group level (see the Summary Compensation Table on page 33). This section consists of:

•	a report by the Compensation Committee on executive compensation,

•	a graph showing comparative performance of the common stock,

•	a detailed table showing compensation for the years 2005, 2004 and 2003, and

•	information about stock options and retirement benefits.

This section also includes descriptions of certain change-in-control arrangements between the Company and the named executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report of the Compensation Committee and the performance graph showing comparative performance of the Company’s common stock included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

During 2005, the Compensation Committee of the Company’s Board of Directors consisted of Ms. Campbell, Mr. Knight, Mr. Rindlaub and Mr. Madsen. Mr. Langland also served on the Committee during the early part of 2005. No member of the Committee was an employee of the Company or any of its subsidiaries during the year. Each member meets the definition of “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934, is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and is “independent” within the meaning of the corporate governance rules of the NYSE.

The Committee has overall responsibility for the Company’s executive compensation policies and practices. In part, the Committee’s functions include:

•	determining the compensation of the Chief Executive Officer based on a detailed evaluation of his and the Company’s performance by the Board of Directors;

•	reviewing and approving all other elected officers’ compensation upon recommendation of the Chief Executive Officer;

•	setting annual goals to be used in the Company’s Performance Based Pay Plan (“PBP”); and

•	granting awards under stock incentive plans.

The Committee has provided the following report on the compensation policies of the Company as they apply to its executive officers and the relationship of Company performance to executive compensation and the Chief Executive Officer’s compensation.

Executive Compensation Philosophy

Five elements comprise the Company’s executive compensation philosophy. They are:

1. establishing objectives for compensation;

2. defining appropriate competitive reference points;

3. creating an appropriate linkage between compensation programs and Company objectives and values;

4. describing the roles of various elements of compensation; and

5. maintaining good governance practices concerning compensation.

We will describe the Company’s approach to each of these elements in more detail below.

Objectives. The objectives of the Company’s executive compensation policies are:

•	to attract and retain highly qualified executives by designing the total compensation package to be in line with our competitive reference points;

•	to motivate executives to provide excellent leadership and achieve Company goals by linking merit-based salary adjustments and short-term incentives to the achievement of specific annual goals as reflected in executives’ commitment plans and the PBP;

•	to link the interests of executives, employees, and stockholders by tying a large portion of total compensation to the Company’s safety, operational performance, profitability and stock value;

•	to align the interests of executives, employees, and stockholders by establishing cohesive safety, operational, and financial goals that reflect the Company’s 2010 strategic growth plan; and

•	to provide executives with reasonable security, through a combination of retirement plans, employment and/or change-in-control agreements and performance-based incentives that motivate them to continue employment with the Company and achieve goals that will make the Company thrive and remain competitive in the long run.

Competitive Reference Points. To ensure that its overall compensation is competitive, the Company periodically reviews executive compensation for a range of other companies that may include:

•	a group of eight larger and four smaller air carriers, including the Company’s primary competitors and the majority of the companies included in the Dow Jones Airlines Group contained in the Performance Graph on page 32, and

•	other companies in a broad-based 2005 national compensation survey compiled by Watson Wyatt.

The table [below] provides results of a survey recently completed by Watson Wyatt of cross-industry and airline industry compensation.

CEO Pay Comparisons

$(000s)	1999	2000	2001	2002	2003	2004	2005
Base Salary
Alaska Air	511.0	518.0	525.0	525.0	374.0	369.0	360.0
Benchmarks:
Cross Industry(1)	586.6	601.5	623.8	650.5	701.3	655.8	749.5
Airline Industry(2)	510.0	611.0	506.0	564.0	507.0	479.2	(3)

Total Cash
Alaska Air	886.0	518.0	525.0	637.0	473.0	479.3	360.0
Benchmarks:
Cross Industry	956.5	960.6	1,051.7	997.9	1,199.0	1,170.0	1,501.8
Airline Industry	1,027.0	1,253.0	698.0	876.0	682.0	687.8	(3)

Total Compensation(3)	Including long-term equity incentives valued at the time of
award using a Black-Scholes factor of .50 for all companies, total compensation for Alaska Air’s CEO lagged the airline
industry comparison group (described in footnote 2) by an
average of 53 percent over the six years for which data was
available (1999-2004), and it lagged cross-industry comparisons
	by an average of 43 percent over that same period.

Top Five Executives Pay Comparisons (Average)

$(000s)	1999	2000	2001	2002	2003	2004	2005
Base Salary
Alaska Air	303.0	300.0	307.0	340.0	278.0	286.0	281.0
Benchmarks:
Cross Industry	298.2	309.6	315.6	330.8	373.0	356.5	391.3
Airline Industry	382.0	417.0	413.0	404.0	373.0	379.3	(3)

Total Cash
Alaska Air	500.0	300.0	307.0	399.0	358.0	350.0	402.8
Benchmarks:
Cross Industry	450.6	463.3	484.1	441.0	580.4	562.0	674.9
Airline Industry	948.0	779.0	538.0	614.0	504.0	518.9	(3)

Total Compensation(3)	Including long-term equity incentives valued at the time of
award using a Black-Scholes factor of .50 for all companies, total average compensation for Alaska Air’s Top Five
Executives lagged the airline industry comparison group by an average of 50 percent over the five years for which data was available (1999-2004), and it lagged cross-industry comparisons
	by an average of 15 percent over that same period.

(1)	Cross Industry Group includes over 1,000 companies from a wide variety of industries (excluding the financial industry). Comparisons were based on the job responsibilities of Alaska Airlines positions. Values were calculated using regression analysis based on the companies’ actual revenues for each year.

(2)

Airline Industry Group includes the following 12 airlines: Air Tran Holdings, America West Holdings, AMR, ATA Holdings, Continental Airlines, Delta Air Lines, Frontier Airlines, JetBlue Airways, Northwest

Airlines, Southwest Airlines, UAL and US Airways Group. These airlines vary somewhat from those included in the Performance Graph on page 32. This group was chosen for purposes of executive compensation comparison because it is the same group of airlines used by the Company when evaluating comparative market wage rates for other employee groups. Data reflects average values for the group of airlines.

(3)	2006 proxy data (2005 actual pay data) for the group of airlines was not available when this report was conducted.

Linkage between compensation programs and Company objectives and values. We link executive compensation closely with Company objectives, which include safety, employee engagement, operational excellence, cost management and profitability. First, the Company’s annual incentive plans (the Performance Based Pay Plan (“PBP”) and Operational Performance Rewards Plan (“OPR”)) explicitly incorporate these goals in stated annual targets. Second, equity-based awards such as options and restricted stock units maximize their value when the Company achieves these objectives, which will in the long term positively impact the Company’s stock price. Finally, executives’ annual performance evaluations are based in part on their achievement of specific goals in their individual commitment plans.

The roles of various elements of compensation. Executive compensation includes base salary, at-risk pay tied to annual financial and operational performance, equity-based awards and retirement benefits. Taken together, the Compensation Committee’s goal is to ensure a total pay package that is in line with the executive’s competitive reference points. However, the Committee may allocate the value of the individual components of a competitive package (base salary, short-term incentives and long-term incentives) differently from other companies, depending on market conditions and Company performance.

For 2005, the Compensation Committee targeted the CEO’s base salary at the 25th percentile with higher short-term and long-term at-risk compensation such that the targeted combined value is at the 50th percentile relative to a general industry survey conducted by Watson Wyatt. By weighting the at-risk components more heavily, Mr. Ayer will be compensated as Company profitability and operational performance improve. The Committee acknowledges that Mr. Ayer’s 2005 combined base salary, at-risk annual incentive pay and long-term equity awards were well below the 50th percentile. In light of the current economic distress in the airline industry in general and the need to restructure employee wages and productivity at the Company, in particular, the Committee has decided to make any adjustments to his compensation over a period of time, and to link such adjustments to long-term financial and operational results as set forth in our “Alaska 2010” strategic plan.

Governance practices concerning compensation. The Compensation Committee Charter describes many of the procedures that the Committee follows to ensure good governance. These include setting CEO salary and reviewing and approving elected vice president salaries, setting annual goals under the PBP, reviewing equity compensation plans and making awards under those plans, exercising fiduciary responsibilities over retirement plans, overseeing management development and succession planning, and keeping adequate records of its activities. The Committee also retains the services of an outside compensation specialist.

Annual Base Salary

In 2005, base salaries for executive officers were based on:

•	an analysis of competitive market rates including other airlines as well as cross-industry comparisons;

•	the market demand for each executive officer’s skills;

•	the executive’s influence on long-term Company strategies and success;

•	the relationships among executive positions; and

•	individual leadership performance.

In light of the financial distress of the industry, Mr. Ayer and the executive vice presidents took voluntary salary reductions in 2002, and took no increases in base salary in 2003, except those made in connection with promotions entailing additional responsibilities or in isolated situations where pay was significantly below a competitive rate in relation to an individual’s responsibilities. In 2004, the Company restored the salaries of Mr. Ayer and the executive vice presidents to January 2002 levels. These changes were not retroactive and these executives did not recapture any salary foregone over that period.

Annual Incentive Plans

Air Group executives participate in an annual incentive plan called the Performance Based Pay Plan, or “PBP,” which places at risk a significant portion of each executive’s market-based compensation, linking it to annual profitability and operational goals. A separate incentive plan, called Operational Performance Rewards, or “OPR,” pays a monthly incentive to all employees when particular operational performance targets are met.

For awards to be paid, the Company must achieve or exceed profit and/or operating goals established annually by the Compensation Committee. OPR awards are based on operational performance exclusively, and the maximum annual payout for each employee is $1,200. PBP awards are based on operational performance and profitability. In 2005, PBP measures included safety (10%), customer satisfaction (10%), competitive unit costs (10%) and profitability (70%). Awards increase proportionately based on the degree to which the various goals are met. Consistent with the Committee’s compensation philosophy of placing a higher percentage of total cash compensation at risk, beginning with the 2005 plan year, Mr. Ayer could have earned up to 100% of base pay if the target goals were met, and up to 200% if the maximum goals were reached. The other named executives could have earned up to 60% of base salary if the target goals were met, and up to 120% of base salary if the Company reached the maximum goals.

During 2005, Air Group performed at 106% of target for PBP (108% at Horizon Air). Mr. Ayer voluntarily declined his 2005 PBP payment of $382,679, in light of sacrifices made by other employees in 2005. Based on performance, payment of awards for the 2005 PBP plan year for other Air Group named executives totaled 106% of target with respect to the annual incentive goals outlined above. Mr. Pinneo’s award included Horizon Air goals and totaled 108% of target.

Equity-Based Awards

The stockholder-approved 2004 Long-Term Incentive Equity Plan provides for a variety of equity- and cash-based awards, including stock options, stock appreciation rights and stock grants. The Company has used stock options to provide an incentive to maximize stock values, linking the long-term interests of executives with those of stockholders. Because the awards vest over several years, they encourage executives to remain with the Company. The Committee grants options at market price, so recipients benefit only if the price of the stock appreciates and stockholders also benefit.

In 2005, the Committee issued both stock options and restricted stock units (“RSUs”). The RSUs vest on August 30, 2008, at which time one share of stock is issued to the recipient for each RSU. The stock options vest at the rate of 25% per year, beginning August 30, 2006. The Committee believes that issuing equity awards in the form of stock options combined with RSUs provides a strong incentive for executives to take a long-term view of the Company’s success, thereby serving the interests of stockholders and employees alike.

The Committee does not base grants on stock ownership targets or on the number of stock options or shares an individual has outstanding because it believes doing so would discourage officers from retaining options or shares. Individual grants are determined according to base salary, position and comparative equity grant information from the Company’s competitive reference points. The options and RSUs granted to each of the named executives in 2005 are shown in the tables on pages 33 and 35.

Chief Executive Officer’s Compensation

Base Salary — In setting the CEO’s base salary, the Committee reviews competitive information similar to that used for other Company executives and retains the services of an outside consultant. By reviewing survey data, the Committee believes it will remain mindful of compensation levels that would be required to recruit from outside the Company.

Annual Incentive Plans — The PBP award is the primary portion of the CEO’s compensation that most directly relates to the Company’s financial and operational performance. Under the plan in effect during 2005, the CEO’s award could range from zero, if performance was below threshold, to 100% of base salary if all of the operating and financial targets were met, up to a maximum of 200% if maximum goals were reached on all measures. Based on his performance, Mr. Ayer was entitled to a payment of $382,679 for 2005. Mr. Ayer voluntarily declined the full amount of this payment due to the on-going transformation of the Company and recent sacrifices by front-line employees.

Equity-Based Awards — Mr. Ayer was granted 46,100 stock options and 14,000 RSUs in 2005. The total value of these grants was below amounts suggested by awards to similarly situated CEOs at the Company’s competitive reference companies.

CEO Evaluation by Board of Directors

The independent directors of the Board of Directors conduct an annual evaluation of the CEO’s performance based on:

•	the Company’s financial performance;

•	overall leadership;

•	strategic and succession planning;

•	communication to the Board and other Company constituencies;

•	investor relations;

•	the CEO’s relationship with the Board;

•	achievement of safety and compliance goals; and

•	achievement of objectives in individual commitment plans.

The Compensation Committee provides the following discussion of the CEO’s performance during 2005:

In 2005, Mr. Ayer continued implementation of a comprehensive, forward-looking strategic plan to transform the Company and position it for success in the years ahead. Steady improvements in Alaska Air Group’s year-over-year financial position and a strong strategic focus poise the Company for future growth and long-term viability in an industry marked by turmoil.

Financial and Strategic. Alaska was one of only three major carriers to post a profit (after adjusting for special items) for 2005. Strong revenue performance driven by record load factors and solid yield improvement, together with cost improvements from strategic fuel hedging positions and wage and benefit concessions, resulted in the Company’s second consecutive profitable year.

Horizon Air also posted a profit in 2005, marking three years of consecutive profitability. Horizon Air experienced a second consecutive year of record-breaking load factors and continued its profitable relationship with Frontier Airlines operating as Frontier Jet Express, which accounted for 10% of its revenues.

Air Group continued to maintain a strong balance sheet and solid liquidity in the face of unprecedented economic challenges in the airline industry. In 2005, the Company strengthened its position further when Air Group sold 5.7 million shares of common stock at $35.15 per share, which raised approximately $200 million for the Company.

Strategic decisions paved the way for long-term Alaska Air Group growth. In 2005, Alaska Air Group placed firm orders for delivery of 40 737-800 aircraft over the next three years. Alaska Airlines continues to add major destinations to its route system, with Dallas/Fort Worth and Mexico City joining the roster of “Alaska” cities in 2005.

Key Relationships and Leadership. Mr. Ayer has exhibited a positive, interactive and responsive relationship with the Board of Directors and other constituencies.

Mr. Ayer has maintained open and appropriate communications with the Company’s investors and has increased the Company’s focus on this important group by adding a full-time position dedicated to investor relations during 2005.

While the difficult decisions necessary for continued viability challenged the relationship with labor, Mr. Ayer continued the effort to establish a more open, collaborative relationship with employee groups through increased communication and employee involvement.

In the recent past, Alaska has faced extraordinary challenges in the marketplace. Competition from low-cost carriers and bankruptcy-protected legacy carriers has resulted in great pressure to lower all costs, including labor costs. In May 2005, market rates of pay were achieved with Alaska Airlines’ pilot group through an arbitrated decision. Also in May, after prolonged negotiations had failed, Alaska made the difficult decision to contract its Seattle ramp work. Consistent with its own past practice, Alaska offered generous severance packages that compared favorably to incentive packages offered by others in the industry, and that significantly exceeded the requirements of union contracts.

Operational. Safety remains the most important goal of Alaska Airlines and Horizon Air. In 2005, Alaska’s safety division earned the International Organization for Standardization’s prestigious ISO 9000 certification for the second consecutive year.

Short-term operational difficulties followed the necessary but painful labor-cost related decisions made in 2005. While Alaska experienced declining operational performance throughout the summer of 2005, the latter part of the year showed improving operational statistics and an increased focus on operational-based strategies.

In summary, difficult but significant steps have been taken this year to continue the transformation of the Company into an attractive investment that provides secure careers for employees. Significant challenges remain. We are very pleased with the progress to date and are confident that management will continue to make strides to achieve this goal.

Other Information: Tax Law Limits on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code eliminates the Company’s ability to deduct certain compensation over $1 million paid to the named executives unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Company strives whenever possible to structure its compensation plans such that they are tax deductible by the Company. Accordingly, compensation to executive officers from the exercise of options or the vesting of restricted stock units granted under the Company’s equity plans is expected to be tax deductible by the Company to the maximum extent allowable. At this time, none of our named executive officers’ compensation subject to the deductibility limits exceeds $1 million, and it is the Compensation Committee’s view that the Company will not likely be affected by the deductibility rules in the near future.

Compensation Committee of the Board of Directors

Phyllis J. Campbell, Chairperson

Jessie J. Knight, Jr., Member

Dennis F. Madsen, Member

John V. Rindlaub, Member

PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns for the Company’s common stock, the Standard & Poor’s 500 Index, and the Dow Jones Airlines Group*, assuming an initial investment of $100 on December 31, 2000, with all dividends reinvested. The stock price performance shown here is historical and not necessarily indicative of future performance.

Date	Alaska Air Group	S&P 500	Dow Jones Airlines Group*
2000	100.00	100.00	100.00
2001	97.82	88.11	65.99
2002	72.77	68.64	37.65
2003	91.73	88.32	48.70
2004	112.57	97.93	45.53
2005	120.07	102.74	49.49

Information presented is as of fiscal years ended December 31.

*	The companies included in the Dow Jones Airlines Group are: Air Tran Holdings, Alaska Air Group, AMR, Continental Airlines, JetBlue Airways, Skywest and Southwest Airlines.

SUMMARY COMPENSATION TABLE

This table shows compensation information for the named executive officers of Alaska Air Group for the last three fiscal years. Bonus figures are shown and based upon performance in the year earned, although paid in the following year.

Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation(2) ($)
William S. Ayer Chairman, President & CEO (Alaska Air Group and Alaska Airlines)	2005 2004 2003	360,000 368,985 373,895	0 110,326 99,149	43,740 39,628 40,928

George D. Bagley Former Executive VP/Operations (Alaska Airlines)	2005 2004 2003	300,000 283,938 286,482	191,340 58,775 56,723	37,016 35,411 32,127

Gregg A. Saretsky Executive Vice President/Marketing & Planning (Alaska Airlines)	2005 2004 2003	250,000 236,615 238,735	159,450 48,979 47,269	44,939 70,885 67,887

Bradley D. Tilden Executive Vice President/Finance & (Alaska Air Group and Alaska Airlines) CFO	2005 2004 2003	240,000 227,151 229,185	153,072 47,020 45,379	39,915 39,488 44,633

Jeffrey D. Pinneo President and CEO (Horizon Air Industries)	2005 2004 2003	218,474 211,335 202,701	139,449 56,637 39,600	45,265 37,572 58,480

	Year	Long-Term Compensation Awards		All Other Compensation(4)
Name and Principal Position		Restricted Stock Unit(s)(3) ($)	Securities Underlying Options (#)
William S. Ayer Chairman, President & CEO (Alaska Air Group and Alaska Airlines)	2005 2004 2003	461,440 444,290 —	46,100 50,700 55,000	7,542 9,241 6,809

George D. Bagley Executive VP/Operations (Alaska Airlines)	2005 2004 2003	220,502 193,007 —	16,200 16,200 30,000	9,468 9,930 8,975

Gregg A. Saretsky Executive Vice President/Marketing & Planning (Alaska Airlines)	2005 2004 2003	183,587 160,695 —	13,500 13,500 20,800	6,885 7,046 66,373	(5)

Bradley D. Tilden Executive Vice President/Finance & (Alaska Air Group and Alaska Airlines) CFO	2005 2004 2003	176,336 154,348 —	12,900 12,900 20,000	6,858 6,847 6,355

Jeffrey D. Pinneo President and CEO (Horizon Air Industries)	2005 2004 2003	160,515 140,500 —	10,800 10,800 20,000	14,399 12,522 14,505

(1)

Amounts included in this column for 2005 represent the “at risk” portion of market-based cash compensation for the named executive officers earned pursuant to the Performance Based Pay Plan. The Compensation Committee sets goals with respect to profitability as well as other financial and operating goals. Payments depend on the degree to which one or more of these goals is achieved. (See the discussion of the Annual Incentive Plan on page 29.) Mr. Ayer declined his 2005 Performance Based Pay award in light of sacrifices made by other employees in 2005. Mr. Ayer deferred payment of his 2004 Performance Based Pay Plan award of $110,326. In addition to this amount, as of December 31, 2004, Mr. Ayer had deferred an aggregate of $104,662, including interest earned, in connection with his 2003 award.

(2)	Includes the value of personal benefits, imputed interest and tax gross-ups for the imputed income in connection with certain of those benefits. Compensation for Mr. Ayer includes $22,000 for automobile expense and $9,828 for executive travel in 2005; $21,138 for automobile expense and $9,687 for executive travel in 2004; and $21,160 for automobile expense and $10,948 for executive travel in 2003. Compensation for Mr. Bagley includes $19,000 for automobile expense and $7,538 for executive travel in 2005; $18,553 for automobile expense and $6,480 for executive travel in 2004; and $18,565 for automobile expense and $6,302 for executive travel in 2003. Compensation for Mr. Saretsky includes $17,500 for automobile expense and $15,489 for executive travel in 2005; $13,624 for automobile expense and $31,188 for executive travel in 2004; and $14,723 for automobile expense and $29,159 for executive travel in 2003. Mr. Tilden’s 2005 compensation includes $17,200 for automobile expense and $10,209 in connection with executive travel; 2004 compensation includes $16,843 for automobile expense and $9,922 for executive travel; and 2003 compensation includes $16,352 for automobile expense and $12,262 for executive travel. Compensation for Mr. Pinneo includes $16,450 for automobile expense and $18,250 for executive travel in 2005; $16,262 for automobile expense and $9,591 for executive travel in 2004; and $16,000 for automobile expense and $23,962 for executive travel in 2003.

(3)	Represents the value as of the dates of grants (November 17, 2004 and August 30, 2005) of restricted stock units awarded to the named executives, under which they have the right to receive the following shares of common stock, which had the following values as of December 31, 2005: Mr. Ayer — 29,400 shares valued at $1,050,168; Mr. Bagley — 13,380 shares valued at $477,934; Mr. Saretsky — 11,140 shares valued at $397,921; Mr. Tilden — 10,700 shares valued at $382,204; and Mr. Pinneo — 9,740 shares valued at $347,913. The awards vest on November 17, 2007 and August 30, 2008, respectively. No dividends will be paid in connection with the restricted stock units. The closing price on the date of grant was $28.85 and $32.96, respectively. The closing price on December 31, 2005, was $35.72.

(4)	Represents Company-paid contributions to individual 401(k) plan accounts and imputed income for the value (as determined by the Internal Revenue Service (“IRS”)) of a term life insurance benefit provided by the Company. In 2005, 401(k) contributions were $6,300 for Mr. Ayer, $6,300 for Mr. Bagley, $6,300 for Mr. Saretsky, $6,300 for Mr. Tilden and $12,908 for Mr. Pinneo. Imputed income for term life insurance during 2005 was as follows: Mr. Ayer, $1,242; Mr. Bagley, $3,168; Mr. Saretsky, $585; Mr. Tilden, $558 and Mr. Pinneo, $1,491.

(5)	In connection with Mr. Saretsky’s acceptance of employment at Alaska Airlines in 1998, the Company provided a loan of $60,000 in connection with his moving expenses. Under the terms of the contract, if Mr. Saretsky remained with the Company for five years, repayment of the loan would be forgiven. The terms of the contract were fulfilled in 2003, and the Company forgave the repayment obligation.

OPTION GRANTS IN 2005

Name	Individual Grants
	Number of Securities Underlying Options Granted(1) (#)	Percent of Total Options Granted to Employee in Fiscal Year (%)	Exercisable or Base Price(2) ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%($)	10%($)
William S. Ayer	46,100	15.31%	$32.96	08/30/2015	$955,578	$2,421,622
George D. Bagley	16,200	5.38	$32.96	01/01/2010	115,070	247,807
Gregg A. Saretsky	13,500	4.48	$32.96	08/30/2015	279,833	709,152
Bradley D. Tilden	12,900	4.28	$32.96	08/30/2015	267,396	677,634
Jeffrey D. Pinneo	10,800	3.59	$32.96	08/30/2015	223,866	567,321

(1)	These options were granted under the 2004 Long-Term Incentive Equity Plan. They:

•	generally were granted as incentive stock options, subject to limitations imposed by tax law;

•	were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant;

•	expire ten years from the date of grant, unless canceled earlier as a result of termination of employment;

•	vest in 25% increments on each anniversary date of the grant, subject to the terms and conditions of the 2004 Long-Term Incentive Equity Plan; and

•	provide for accelerated vesting under certain circumstances, as described under “Change-in-Control Arrangements” on page 39.

Mr. Bagley retired as of January 1, 2006, and was granted four years after retirement to exercise the options.

(2)	Options were granted at the closing price on August 30, 2005, as reported on the NYSE.

(3)	The 5% and 10% assumed rates of appreciation over a ten-year period are required by SEC rules. This does not represent the Company’s estimate or projection of the future common stock price. If the Company’s common stock does not appreciate, these executives will receive no benefit from the options.

AGGREGATED OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

There is no assurance that the indicated values of any unexercised options will actually be realized.

Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)		Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End(2) ($)
				Exercisable	Unexercisable	Exercisable	Unexercisable
William S. Ayer	10,200	146,625	(3)	359,275	149,125	2,234,656	1,156,311
George D. Bagley	8,200	110,700		220,700	68,350	1,439,415	612,745
Gregg A. Saretsky	5,199	76,906		104,977	41,525	560,144	370,071
Bradley D. Tilden	2,725	35,626		90,025	40,075	637,585	357,302
Jeffrey D. Pinneo	5,400	35,626		56,300	36,400	413,673	336,355

(1)	These values are calculated by:

•	subtracting the option exercise price from the market price on the date of exercise; and

•	multiplying that by the number of options exercised.

(2)	These values are calculated by:

•	subtracting the option exercise price from the December 31, 2005, closing price ($35.72 per share); and

•	multiplying that by the number of exercisable and unexercisable options.

(3)	Mr. Ayer paid the Company $160,000 to exercise the options and acquire the shares. He has not sold the shares and continues to hold them.

Salaried Retirement Plan

The Company maintains a tax-qualified, defined-benefit retirement plan for salaried Alaska Airlines employees hired prior to April 1, 2003, in which the named executive officers participate. Benefits payable under the Alaska Airlines Salaried Retirement Plan (“Salaried Retirement Plan”) are based on years of credited service and final average base salary for the five highest complete and consecutive calendar years of an employee’s last ten years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average base salary times years of credited service. Annual benefits are computed on a straight life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

The following table shows estimated Salaried Retirement Plan annual benefits payable to an employee, assuming retirement on January 1, 2006, at age 62, with various combinations of final average base salary and years of credited service. These estimates represent the straight life annuity benefit for an individual who retires at normal retirement age and are adjusted for cost of living.

IRS regulations limit the covered compensation on which annual retirement benefits are based; the limit is $220,000 in 2006. IRS regulations also limit the annual benefits that may be paid from a tax-qualified retirement plan; the benefit limit is $175,000 in 2006. To the extent that the amounts shown in the table below exceed the IRS limitations, the excess will be paid from the Officers Supplementary Retirement Plan, described below.

FINAL AVERAGE BASE SALARY	ANNUAL BENEFITS BASED ON YEARS OF CREDITED SERVICE
	15	20	25	30	35
$175,000	$52,500	$70,000	$87,500	$105,000	$122,500
$200,000	60,000	80,000	100,000	120,000	140,000
$225,000	67,500	90,000	112,500	135,000	157,500
$300,000	90,000	120,000	150,000	180,000	210,000
$350,000	105,000	140,000	175,000	210,000	245,000
$400,000	120,000	160,000	200,000	240,000	280,000
$450,000	135,000	180,000	225,000	270,000	315,000
$500,000	150,000	200,000	250,000	300,000	350,000
$550,000	165,000	220,000	275,000	330,000	385,000
$600,000	180,000	240,000	300,000	360,000	420,000
$650,000	195,000	260,000	325,000	390,000	455,000

All of the participants’ base salaries, but not bonuses, as shown in the Summary Compensation Table, are covered under the Salaried Retirement Plan and the Officers Supplementary Retirement Plan. The named executives have the following years of credited service and final average compensation as of December 31, 2005.

NAMED EXECUTIVE	YEARS OF CREDITED SERVICE		FINAL AVERAGE BASE SALARY
William S. Ayer	10.3		367,330
George D. Bagley(1)	12.1	(2)	282,855
Gregg A. Saretsky	7.8		240,066
Bradley D. Tilden	14.8		224,477
Jeffrey D. Pinneo(3)	7.7		210,837

(1)	When Mr. Bagley transferred from Alaska Airlines to Horizon Air in October 1995, he was 100% vested under the Salaried Retirement Plan. Horizon Air does not have a similar plan, but will supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he been employed with Alaska Airlines during his tenure at Horizon Air.

(2)	Reflects combined service at Alaska Airlines and Horizon Air since becoming eligible for the Salaried Retirement Plan.

(3)	When Mr. Pinneo was elected President and CEO of Horizon Air in 2002, he was 100% vested under the Salaried Retirement Plan on account of prior service at Alaska. At that time, Horizon Air, which does not have a plan similar to the Alaska Airlines Salaried Retirement Plan, agreed to supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he been participating in the Alaska Airlines Salaried Retirement Plan during his tenure as President and CEO of Horizon Air.

Officers Supplementary Retirement Plan

In addition to the benefits described above, under the Officers Supplementary Retirement Plan (“Supplementary Plan”), elected officers of Alaska Air Group and Alaska Airlines, as well as Horizon Air’s Chief Executive Officer, can receive retirement benefits, provided they have met service requirements. The Supplementary Plan is a nonqualified, unfunded, noncontributory defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60 and are based on the officer’s length of service with the Company. Benefits are calculated as a monthly amount on a straight life annuity basis. Benefits under both versions of the Supplementary Plan are subject to vesting schedules that are dependent on the officer’s length of service with the Company.

Officers Elected Prior to August 8, 1995. Under the version of the Supplementary Plan applicable to officers elected prior to August 8, 1995 (including Mr. Bagley), benefits can be up to 50% (depending on the officer’s vesting percentage) of an officer’s final average base salary, offset by Social Security benefits and adjusted for cost of living. Those participants are also eligible to receive additional retirement benefits from the Supplementary Plan to the extent IRS regulations limit benefits payable from the Salaried Retirement Plan. The chart below describes annual benefits payable upon retirement for Mr. Bagley:

NAMED EXECUTIVE	ACTUAL BENEFIT(1 and 2)
George D. Bagley	$150,325

Officers Elected On or After August 8, 1995. Under the version of the Supplementary Plan applicable to officers elected on or after August 8, 1995 (including Messrs. Ayer, Pinneo, Saretsky and Tilden), benefits, assuming full vesting, are determined by a formula that first calculates 50% to 75% of a participant’s final average base salary, depending on overall length of service and length of service as an officer. The amount determined by this formula is then offset by Social Security benefits and by benefits from the Salaried Retirement Plan to the extent such benefits were accrued after the officer becomes a participant in the Supplementary Plan. (There is no offset for Salaried Retirement Plan benefits accrued for service before becoming a participant in the Supplementary Plan.) In the event IRS regulations limit retirement benefits payable under the Salaried Retirement Plan, the offset under the Supplementary Plan decreases by a corresponding amount. The chart below describes estimated annual Supplementary Plan benefits payable upon retirement at normal retirement age for Messrs. Ayer, Pinneo, Saretsky and Tilden, assuming current compensation levels and projected service levels at normal retirement age:

NAMED EXECUTIVE	ESTIMATED BENEFIT(1)
William S. Ayer	$197,958
Jeffrey D. Pinneo(3)	$109,552
Gregg A. Saretsky	$91,980
Bradley D. Tilden	$96,416

(1)	Benefits payable under the Salaried Retirement Plan are not included in the amounts shown. The amounts shown do not reflect an offset for Social Security benefits.

(2)	Mr. Bagley retired as of January 1, 2006.

(3)	Mr. Pinneo’s Supplementary Plan benefits are also reduced by the benefits described in footnote 3 to the Salaried Retirement Plan table on page 37.

CHANGE-IN-CONTROL ARRANGEMENTS

Agreements are in place at Alaska Airlines and Horizon Air to provide severance pay to all executive officers and certain other key employees in the event they are terminated within 24 to 36 months after a change in control of the Company. Depending on the employee’s position, the formula provides for payments of up to 24 or 36 months’ salary plus bonus, as well as commensurate service credit under the Salaried Retirement Plan and the Supplementary Plan, as applicable, in keeping with the time elapsed between a takeover and termination. Because of these and other variables to be determined at the time of distribution, the value of this benefit cannot be determined at this time.

Some Company benefit plans provide for accelerated vesting in the case of a change in control. Under the Supplementary Plan applicable to officers elected prior to August 8, 1995, after a change in control, benefits immediately become vested at the rate of 10% per year of a participant’s service as an elected officer. Under the Supplementary Plan applicable to officers elected on or after August 8, 1995, benefits become fully vested upon a change in control. The benefit after a change in control is equal to 10% of final average earnings for each year of service as an elected officer up to and including the fifth year. For officers having five or more years of service as an elected officer, the benefit amount ranges from 50% to 75% of final average earnings, depending on length of service. Under all versions of the Supplementary Plan, the benefit remains subject to applicable offsets.

The Supplementary Plan provides that, after a change in control, benefits will not be forfeited if an individual is terminated (other than for dishonesty or criminal acts) or is later employed by a competitor. The value of this provision to the named executives cannot be determined at this time as the amount depends on a number of variables to be determined at the time of any change in control.

Upon a change in control of the Company, outstanding options under the Company’s equity plans become fully exercisable and restricted stock units fully vest unless the Board of Directors determines otherwise.

PROPOSAL 2.

AMEND THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE 80% SUPER-MAJORITY VOTING REQUIREMENT

This proposal is sponsored by the Board of Directors.

General

Subject to approval by our stockholders at the Annual Meeting, the Board of Directors, upon the recommendation of its Governance and Nominating Committee, has adopted a resolution approving and declaring the advisability of an amendment to our Restated Certificate of Incorporation providing for the deletion of Article 10, to eliminate the 80% super-majority voting requirement.

The Restated Certificate of Incorporation currently contains Article 10, which reads as follows:

Article 10

Special Voting. If this corporation has a “controlling stockholder,” the affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock shall be required for this corporation to (a) consolidate with, or merge with any other corporation, (b) convey to any corporation or other person or otherwise dispose of all or substantially all of its assets, or (c) dispose of by any means all or substantially all of the stock or assets of any major subsidiary. For purposes of this Article, a controlling stockholder is a person who, including associates of such person, is the beneficial owner of more than 15% of the voting power of this corporation. This voting requirement shall not be applicable if 80% of the disinterested members (not representing or being associated with the controlling stockholder) of this corporation’s full Board of Directors have voted in favor of the proposed consolidation, merger, conveyance, or disposition. If there is a controlling stockholder, this Article 10 can be amended only by the affirmative vote of 80% of the voting power of this corporation. Any determination made by the Board of Directors, on the basis of information at the time available to it, as to whether any person is an associate of a controlling stockholder, shall be conclusive and binding for all purposes of this Article 10.

The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of this corporation, (b) merge or consolidate this corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of this corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of this corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, customers and other constituents of this corporation.

Proposed Amendment

If this Proposal is approved by stockholders, Article 10 would be deleted from the Company’s Restated Certificate of Incorporation, and the Restated Certificate would be restated and all subsequent Articles would be renumbered accordingly.

General Effect of the Proposed Amendment and Reasons for Approval

The Board of Directors unanimously recommends that stockholders vote FOR this proposal for the following reasons:

Article 10 was designed to curb abusive takeover attempts. It was adopted in 1985, prior to the enactment of Section 203 of the Delaware General Corporation Law (“Section 203”), a statutory provision also designed to curb abusive takeovers of Delaware corporations. The Board believes that elimination of Article 10 will not adversely affect the Company or its stockholders, because the Company will continue to be protected under Section 203.

Like Article 10, Section 203 addresses the problem of abusive takeover attempts by preventing certain business combinations of a corporation with “interested stockholders.” Section 203 defines an “interested stockholder” as any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (a) is the owner of 15% or more of the outstanding voting stock of the corporation, or (b) is an affiliate or associate of the corporation and was an owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date a determination is sought on whether such person is an interested stockholder.

Section 203 prevents business combinations with interested stockholders within three years after such stockholders become interested unless (a) the business combination is approved by the board of directors before the person becomes an interested stockholder; (b) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder; or (c) the business combination is approved by the corporation’s board of directors and by the holders of at least 66-2/3% of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Section 203 is intended to have a deterrent effect on the ability or desire of third persons to acquire a substantial block of a corporation’s voting stock and to attempt to gain control of the corporation without negotiating directly with its board.

Article 10 is broader than Section 203 in that it is applicable to certain sales of subsidiaries or the assets of subsidiaries to third parties; by contrast, Section 203 covers only such transactions if they are “to or with the interested stockholder.”

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3.

This proposal is sponsored by the Board of Directors.

ADOPTION OF ANNUAL ELECTION OF ALL DIRECTORS

General

Subject to approval by our Stockholders at the Annual Meeting, the Board of Directors, upon the recommendation of its Governance and Nominating Committee, adopted a resolution approving and declaring the advisability of an amendment to the Company’s Restated Certificate of Incorporation to provide for the annual election of all of our directors.

The Restated Certificate of Incorporation presently provides that our Board of Directors is classified, and directors are divided into three classes, each serving a three-year term. At prior annual meetings, the Company’s stockholders have approved non-binding proposals recommending that all directors be elected at each annual meeting. The amendment would provide that all of our directors standing for election would be elected for one-year terms each year, commencing with the Company’s 2007 Annual Meeting of Stockholders. If the amendment is approved, it will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware promptly after the Annual Meeting. If the amendment is not approved, the Board of Directors will remain divided into three classes, with the directors being elected for staggered three-year terms.

Proposed Amendment

If the amendment were adopted, the text of Article 6 of the Company’s Restated Certificate of Incorporation would read in its entirety as follows:

Article 6. Directors

The Board of Directors shall be composed of no less than nine and no more than fifteen Directors, the specific number to be set by resolution of the Board of Directors; provided, that the Board of Directors may be less than nine until vacancies are filled. The number of Directors of the corporation shall be fixed from time to time by or pursuant to the By-Laws. Each Director who is serving as a Director on the date of this Restated Certificate of Incorporation and who was elected or appointed after May 16, 2006 shall hold office until the next annual meeting of stockholders and until a successor has been elected and qualified, subject to prior death, disability, resignation, retirement, disqualification or removal from office. Directors elected prior to or on May 16, 2006, including those elected at the 2006 Annual Meeting, shall continue to hold office until the expiration of the three-year terms for which they were elected, subject to prior death, disability, resignation, retirement, disqualification or removal from office. Any person elected to a newly-created director position or any person elected to fill a vacancy shall serve until the next annual meeting and until a successor has been elected and qualified, subject to prior death, disability, resignation, retirement, disqualification or removal from office. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

The current text of Article 6 of the Company’s Restated Certificate of Incorporation, which would be amended as set forth above, provides:

Article 6

The Board of Directors shall be composed of no less than nine and no more than fifteen Directors, the specific number to be set by resolution of the Board of Directors; provided, that the Board of Directors may be less than nine until vacancies are filled. The Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible. The term of office of each class shall initially be as follows:

Class	Term
Class 1	Until the 1986 annual meeting of stockholders
Class 2	Until the 1987 annual meeting of stockholders
Class 3	Until the 1988 annual meeting of stockholders

Subsequent to the expiration of the initial term, a Director’s term shall be three years, and each Director shall serve for the term for which he was elected or until his successor shall have been elected and qualified, whichever is later, or until his death, resignation or removal from office.

General Effect of the Proposed Amendment and Reasons for Approval

The Board of Directors unanimously recommends that stockholders vote FOR this proposal for the following reasons:

The Governance and Nominating Committee and the Board of Directors regularly evaluate our corporate governance practices to ensure that such practices, including the mechanism for the election of directors, remain in the best interests of the Company and its stockholders. The classification of directors historically has been viewed as promoting continuity and expertise on our Board and encouraging persons considering an acquisition of the Company to negotiate with the Board of Directors rather than pursuing unilateral takeover proposals. While the Board of Directors believes that these considerations continue to be important, it also appreciates the growing sentiment that the annual election of directors increases the accountability of directors to stockholders and recognizes the resulting trend away from classified boards. In light of this trend and after having given careful consideration to the various arguments for and against maintaining a classified board, the Board of Directors believes that the interests of our stockholders are best served by giving the stockholders the opportunity to evaluate the performance of each director on an annual basis. As a result, the Board of Directors has unanimously determined to recommend that all of our directors be elected annually.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4.

Simple Majority Vote

A stockholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement are set forth below.

RESOLVED: Comprehensive Commitment to Adopt Simple Majority Vote. Recommend that our Board take each step necessary for adoption of a simple majority vote to apply to the greatest extent possible. This proposal is focused on adoption of the lowest practicable shareholder majority vote requirements to the fullest extent practicable. This includes using all means in our Board’s power such as corresponding special company solicitations and one-on-one management contacts with major shareholders to obtain the high super majority vote required for formal adoption of this proposal topic.

Terminate Potential Frustration of the Shareholder Majority

Our current rule allows a small minority to frustrate our shareholder majority. For example, with our 80% vote requirement, if 79% vote yes and only 1% vote no — only 1% can force their will on the overwhelming 79% majority.

This topic won 72% support at our 2005 meeting. It was sponsored by John Chevedden, Redondo Beach, California.

Progress Begins with One Step

It is important to take one step forward and adopt the above RESOLVED statement since our 2005 governance was not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL) http://www.thecorporatelibrary.com/ a pro-investor research firm rated our company:

“D” in Board Composition.

“F” in Shareholder Responsiveness.

•	Our board routinely failed for years to adopt numerous shareholder proposal topics that, received majority support.

•	We had no Independent Chairman and not even a Lead Director — Independent oversight concern.

•	We were allowed to vote on individual directors only once in 3-years — Accountability concern.

•	Yet our directors can be re-elected with only one yes-vote from our 27 million shares under plurality voting.

•	We would have to marshal an awesome 80% shareholder vote to make certain key governance improvements — Entrenchment concern.

•	Cumulative voting was not allowed.

•	There are too many active CEOs on our board with 7 — Over-commitment Concern.

•	Our full board had only 4 meetings in an entire year.

•	Four directors owned only 90 to 946 shares each — Company confidence concern.

•	Three directors had 23 to 33 years tenure — Independence concern

•	Mr. Kennedy, with 33 years director tenure, chaired our nomination committee — Independence concern

•	Mr. Mallot, with 23 years director tenure, chaired our audit committee — Independence concern.

•	Plus Mr. Mallot was not an audit financial expert.

•	Poison pill: A shareholder proposal, asking our company to require shareholder approval of poison pills, received a majority vote in 2002 and 2003. Our company adopted such a policy. However the policy then allowed our board to override this policy and adopt a pill without shareholder approval. According to The Corporate Library this override provision undermines the shareholder approval requirement.

These less-than-best practices reinforce the reason to take one step forward and support simple majority vote.

Simple Majority Vote Yes on 4

MANAGEMENT RESPONSE:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4 FOR THE FOLLOWING REASONS:

The Board opposes the Proposal because:

1.	The Board, on March 9, 2006, amended the Bylaws to provide that shareholders can make or amend Bylaws by the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon. Article X of the Company’s Bylaws has been amended to read as follows:

Article X

Amendments

These Bylaws may be altered or repealed and new Bylaws may be made by the affirmative vote of a majority of the Board of Directors, subject to the right of the stockholders to amend or repeal Bylaws including Bylaws made or amended by the Board of Directors or to adopt new Bylaws, by the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.

Terms of the masculine gender used for convenience in these Bylaws should be understood in the feminine gender where appropriate.

2.	Subject to approval by our Stockholders at the Annual Meeting, the Board of Directors, upon the recommendation of its Governance and Nominating Committee, has adopted a resolution approving and declaring the advisability of an amendment to our Restated Certificate of Incorporation to delete Article 10, which provides for an 80% vote requirement for approval of certain transactions with “controlling stockholders.” Please refer to Proposal 2.

If that Proposal 2 is approved by the stockholders, the Company will continue to be subject to Section 203 of the Delaware General Corporation Law, which requires, under certain circumstances, a two-thirds vote of shareholders to approve certain “business combinations” with an “interested stockholder.” The Board believes that Section 203 may provide significant protection against inadequate or coercive hostile takeovers.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

PROPOSAL 5.

Shareholder Proposal to Adopt Simple Majority Vote When Amending Bylaws

A stockholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement are set forth below.

Resolve: Commence and complete the appropriate process to amend the Company’s governance documents (certificate of incorporation and/or bylaws) to ensure bylaws are amended by a simple majority vote of shares outstanding.

Supporting Statement

Hello. I’m a 19-year mechanic with Alaska Air Group, Inc. (“AAG”), and longtime stockholder. I don’t know about the rest of you AAG stockholders, but I am VERY concerned that our board has chosen to flout a shareholder supermajority-winning vote last year. It addressed changing the way our corporation’s governing documents are amended.

If you will recall, we voted 76% of votes cast at the meeting and 68% of all shares outstanding in favor! We voted in supermajority numbers to remove the supermajority provision in our bylaws. Incredible! Congratulations!

Unfortunately, our board refused, once again, to respect the irrefutably clear will of the shareholders. The board argued in a Aug. 29, 2005 letter (see archives of www.votepal.com/) the technicality that this bylaw change would also require a change to the AAG’s certificate of incorporation.

I believe it was implied in last year’s proposal that the board do whatever is necessary to comply with the supermajority will of the shareholders. The stockholders don’t run the company. That is the domain of management, according to Delaware General Corporate Law (“DGCL”). Therefore, we have to run it again.

The right of shareholders to amend bylaws by a simple majority vote is well established in numerous parts of the DGCL where our company is incorporated (for example, § 212. Voting rights of stockholders; proxies; limitations).

Governance deals with drawing lines. The AAG board argues that stockholders cannot implement anything that conflicts with its certificate of incorporation, yet the super majority requirement exists only in the AAG’s bylaws and not in its certificate of incorporation — a conflict the AAG board created. The collective voice of the shareholders has spoken, and the board’s duty is to implement the wishes of the owners of the stock who have organized and acted in a lawful manner.

The language of this year’s revised proposal is intentionally mute as to the exact implementation procedure and detail that is properly within the discretionary duty of the board.

I’ve been around this company for a long time, and while I’ve forgotten how many airplanes I’ve fixed to ensure our customers fly safely on their way, perhaps you just might want to talk with me one-on-one. No complaining, just straight talk about how stockholders contribute to good corporate governance and better representation on the board for the benefit of all shareholders.

MANAGEMENT RESPONSE:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5 FOR THE

FOLLOWING REASONS:

The Board believes that a vote in favor of the Proposal is unnecessary because the Board, on March 9, 2006, amended the Bylaws to provide that stockholders can make or amend Bylaws by the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon. Article X of the Company’s Bylaws has been amended to read as follows:

Article X

Amendments

These Bylaws may be altered or repealed and new Bylaws may be made by the affirmative vote of a majority of the Board of Directors, subject to the right of the stockholders to amend or repeal bylaws including Bylaws made or amended by the Board of Directors or to adopt new Bylaws, by the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.

Terms of the masculine gender used for convenience in these Bylaws should be understood in the feminine gender where appropriate.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

PROPOSAL 6.

Majority Vote Standard for the Election of Directors

A stockholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement are set forth below.

Resolved: That the shareholders of Alaska Air Group, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

The Proposalist intends to present the following proposal at the 2006 Annual Meeting.

Supporting Statement

Our Company is incorporated in Delaware. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). The law provides that if the level of voting support necessary for a specific action is not specified in a corporation’s certificate or bylaws, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company’s current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh and McClennan, Office Depot, Raytheon and others. Leading proxy advisory firms recommended voting in favor of the proposal.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, in the event that there are more director nominees than board seats (e.g. contested elections), a multi-seat Instant Runoff Voting (“IRV”) method could be used. Of all stockholders participating, IRV guarantees a majority vote for the winners.

We urge your support for this important reform for the election of directors.

MANAGEMENT RESPONSE:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 6 FOR THE FOLLOWING REASONS:

The Board, on March 9, 2006, amended the Bylaws to adopt a majority vote standard for the election of directors in uncontested elections. The Bylaw differs from the shareholder proposal in that the Bylaw is not applicable to contested elections (defined as an election in which the number of nominees exceeds the number of directors to be elected). The Board believes that the Bylaw is superior to the stockholder proposal because it is consistent with the position of Institutional Shareholder Services (“ISS”) on plurality voting in contested elections. The ISS Policy Guidelines state that “in 2006, ISS will continue to ‘generally recommend FOR’ reasonably crafted shareholders proposals calling for directors to be elected with an affirmative majority of votes cast…provided the proposal includes a carve-out for a plurality voting standard when there are more director nominees than board seats (e.g. contested elections).” Article II, Section 5 of the Company’s Bylaws has been amended to read as follows:

Article II

Meeting of Stockholders

Section 5. Quorum

At any meeting of the stockholders, the holders of record of a majority of the total number of shares of outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for all purposes.

If a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise expressly provided in the Certificate of Incorporation, these Bylaws or applicable law. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of stockholders for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of clarity, it is stated that the provisions of the foregoing sentence do not apply to vacancies and newly created directorships filled by a vote of the Board of Directors under Article III, Section 2 of these Bylaws. For purposes of this section, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed 50% of the votes cast with respect to that director. If a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Governance and Nominating Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision with respect to his or her offer to tender resignation. Directors shall hold office until the next annual meeting and until their successors shall be duly elected.

In the absence of a quorum at any meeting, the holders of a majority of the stock entitled to vote, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

PROPOSAL 7.

PROPOSAL TO ENFORCE STOCKHOLDER VOTES

A stockholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement are set forth below.

“Resolution On Significance And Enforceability Of Stockowner Votes”

The Proposalist has notified the Alaska Air Group, Inc. that he intends to present the following proposal at the 2006 Annual Meeting.

Resolved: That the stockowners of Alaska Air Group, Inc. (“Company”) hereby request that for each item of business to be voted on at a stockowner meeting, the proxy statement shall include a statement of:

1.	the percentage of the vote required for approval.

2.	the legal effect of the approval. This would include stating if an effect automatically occurs or if some other specified action(s) would be required to be taken in order to be implemented. If any other specified action(s) would be required, an intended timetable of these actions would be presented.

3.	if an item of business is approved, how a stockowner can be informed as to what action the board or management has taken to implement it. This would include whether the board and management will make a report that is distributed to all stockowners, or whether a stockowner would need to make a request (with details of how the request would be made). This would also include an intended timetable for board and management to implement it.

4.	if an item of business is approved which requests that the board or management take (or refrain from taking) some action, and if the board or management fails to take (or refrain from taking) such action, the rights of stockowners to enforce the approved item of business (a) by a process within the corporation and (b) by court action.

Supporting Statement

When we stockowners vote on items of business at stockowners meetings, we should know the consequences of all the votes. We should also be informed of the follow-up by the board and management.

The right to know what actions are taken (or the failure to take such actions) is important for proper corporate governance. Boards and managements must be accountable for the votes of stockowners, and prompt and full compliance with them.

Perhaps the best argument for this resolution is that the proxy statement you are reading does not include a complete statement about the significance and enforceability of each item of business, as is requested in this resolution.

Vote yes, and future proxy statements may well have such vital information. If this resolution is approved, wouldn’t you like to know how and whether it is implemented?

MANAGEMENT RESPONSE:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 7 FOR THE

FOLLOWING REASONS:

The Board opposes the Proposal because it believes that the adoption of the Proposal is unnecessary. First, voting information about matters that are submitted to a vote of stockholders is already presented in the Company’s Quarterly Report on Form 10-Q for the quarterly period in which the annual meeting takes place. This information includes a brief description of each matter voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes. Second, if the adoption of a stockholder proposal leads to a change in the Company’s governance documents, then such changes will be publicly disclosed. If such changes involve the Company’s Bylaws or Certificate of Incorporation, then such changes will be disclosed on a Current Report on Form 8-K that the Company files with the Securities and Exchange Commission (see Item 5.03 of Form 8-K, Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year). If such changes involve a corporate policy, then the changes or the new policy will generally be disclosed in the Corporate Governance section of the Company’s website.

The Proposal also seeks disclosure in the proxy statement of “the legal effect of the approval.” Generally speaking, the legal effect of a proposal or matter being submitted to the stockholder is already set forth in the proxy statement. For example, in Proposal 1 (Election of Directors) it is quite clear that if the nominees for election to the Board are approved, then they shall be elected to the Board. Generally speaking, shareholder proposals (like this one) are precatory in nature and are not binding. Shareholders also know that, absent compelling or unusual circumstances, if the Board opposes a shareholder proposal then it will generally not be implemented.

The Proposal also seeks the Board and management to prepare and distribute reports about the implementation of stockholder approved proposals. The Board believes that such reports are not necessary and are not an efficient use of the time and resources of the Board and management.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 7.

PROPOSAL 8.

EQUAL OWNERSHIP RIGHTS FOR WORKER “401(k)” SHAREHOLDERS

A stockholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement are set forth below.

Resolve: Complete the appropriate process to amend the Company’s governance documents (certificate of incorporation and/or bylaws) to provide 401(k) plan participant shareholders a status effectively equal in opportunity to exercise their ownership rights in votes, nominations and all other rights as those enjoyed by registered shareholders. Such changes are to be effective as soon as practical but without fail prior to the time for shareholder participation in the 2007 annual meeting. SPECIFIC WORDING OF CHANGES TO GOVERNANCE DOCUMENTS AND STEPS TO ACCOMPLISH THIS GENERAL GOAL ARE IN THE HANDS OF THE BOARD OF DIRECTORS.

The Proposalist has notified the Alaska Air Group, Inc. that he intends to present the following proposal at the 2006 Annual Meeting.

Supporting Statement:

Worker stockholders can’t nominate a candidate for election to the board. We can’t attend the annual meeting and vote on issues that come up for a vote. These are just some of the restrictions placed on worker stockholders in the 401(k) plan. I don’t think this is right. This proposal is limited to 500 words. That’s why I’m leaving the specific wording of these changes to the Board of Directors.

The company knows us participants. In fact, the company knows more about the 401(k) stockholder group than it knows about any other group of shareholders. I believe any impediments related to trusts, etc., can be overcome by honest effort. Provisions can be made to provide any services or protections for 401(k) plan participants shareholders that they would otherwise have under the current structures. The simple truth is that there is no good reason to deny worker shareholder the same rights as registered shareholders.

I don’t know about you, but I believe that the laws and regulations set the lowest minimally acceptable standards for corporate governance, and that DOES NOT mean that shareholders are prohibited from acting to set a BETTER or HIGHER standard for THEMSELVES in the corporation that THEY OWN.

It is important to adopt the above RESOLVED statement since our 2005 governance was not impeccable. In 2005, The Corporate Library (http://www.thecorporatelibrary.com/), a pro-investor research firm, rated our company thusly from its published reports:

•	“D” in Board Composition

•	“F” in Shareholder Responsiveness

•	For years our board routinely has refused to adopt numerous shareholder proposal topics that received majority support

•	We had no Independent Chairman and not even an Independent Lead Director –– oversight concern

•	Under plurality voting, our directors can be reelected with only one yes-vote from our 27 million shares

•	We would have to marshal an awesome 80% shareholder vote to make certain key governance improvements –– entrenchment concern

•	Cumulative voting was not allowed

•	There are too many active CEOs on our board with seven – over-commitment concern

•	Four directors owned only 90 to 946 shares each –– company confidence concern

MANAGEMENT RESPONSE:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 8 FOR THE FOLLOWING REASONS:

By law, shares of Company common stock held in the Company’s 401(k) retirement plans are held of record by the trustees of those plans, not by the employee/beneficiaries. Under Delaware law, only the record holders or persons to whom the record holder grants proxies to act on its behalf may vote. Accordingly, under Delaware law, an amendment to the Company’s Restated Certificate of Incorporation and/or the Bylaws providing employee participants in the Company’s 401(k) retirement plans or in any other 401(k) plan with the rights of record holders in derogation of the rights of the actual record holders would be ineffective. It should be noted that all participants in the Company’s 401(k) retirement plans can instruct the trustee how to vote his or her shares by using the voting instruction form provided by the trustee or by telephone or by the internet.

Similarly, as a result of laws applicable to 401(k) plans and under Delaware law, amendments to the Company’s Restated Certificate of Incorporation and/or Bylaws providing employee participants with rights to directly receive dividends or to directly exercise dissenters’ rights would be ineffective.

Because applicable laws would cause the requested changes noted above in the Company’s Restated Certificate of Incorporation and/or Bylaws to be ineffective, the Board has determined that it will not implement the resolution if adopted.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 8.

PROPOSAL 9.

Shareholder Proposal to Elect Directors Annually

A stockholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement are set forth below.

Resolve: Commence and complete the appropriate process to amend the Company’s governance documents (certificate of incorporation and/or bylaws) to ensure that ALL Director nominees are elected annually in 2007 and thereafter.

Supporting Statement

Hi! I’m a 27-year pilot with Alaska Air Group, Inc. (“AAG”), and longtime stockholder. I’m guessing many AAG stockholders share my concern that our board has ignored another majority vote — this one being a SUPERMAJORITY decision that we participated in last year mandating the election of our directors annually. This proposal also won majority votes in 2001 and 2003.

In 2005, we voted FOR this change by a total of almost 76% of votes cast at the meeting, and 68% of all shares outstanding. In fact, these votes met the thresholds of the AAG’s bylaws to amend the bylaws. Yet, our board refused to comply with the company’s own bylaws, citing in a July 19, 2005 letter a technicality that this bylaw change would also require a change to the AAG’s certificate of incorporation.

Stockholders don’t manage the company. However, I believe the proposal compelled the board do whatever was necessary to carry out our instructions. I’m hoping this year’s proposal is sufficiently specific. Apparently, we have to vote on this again…

Some Experts Weigh In

Arthur Levitt, Chairman of the SEC (1993-2001) said: “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.” (Source: “Take on the Street” by Arthur Levitt).

The Council of Institutional Investors <www.cii.org>, whose members have $2 trillion invested, has called for annual election of each Director.

I believe the opinion that annual election of each director could leave our company without experienced Directors –– is preposterous. I think it most unlikely that the shareholders will vote to replace all Directors. Such an occurrence would express overwhelming dissatisfaction with an incumbent board.

I believe it is imperative to take this step. I believe in 2005 by refusing to act on two binding resolutions passed by supermajority votes that the incumbent board demonstrated it did not respect the will of the company’s true owners—us stockholders. Over the last six years, our board has ignored seventeen majority votes.

I’m just an average Joe worker, but I’ve been around this company for a long time. I have forgotten how many takeoffs and landings I’ve made, and the number of customers I’ve carried (perhaps even some of you), but you just might want to talk with me face to face. Nothing rehearsed, just straight talk about how stockholders participating in corporate governance and representation on the AAG board is economically advantageous for ALL.

Thanks,

P.S. Have a nice day!

MANAGEMENT RESPONSE:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 9 FOR THE

FOLLOWING REASONS:

The Board recommends a vote against the Proposal because the Board is submitting Proposal 3 in lieu thereof. Subject to approval by our stockholders at the Annual Meeting, the Board of Directors, upon the recommendation of its Governance and Nominating Committee, has approved an amendment to the Company’s Restated Certificate of Incorporation to adopt the annual election of directors. Please refer to Proposal 3.

The Company will provide the names and addresses of the proponents of the stockholder proposals and the number of shares held upon oral or written request for such information. Requests may be sent to the Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, Washington 98168, or by calling 206-392-5731.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 9.

OTHER MATTERS TO COME BEFORE THE MEETING

Other than the election of directors and the stockholder proposals included in this proxy statement, we are not aware of any matters to be properly presented for a vote at the Annual Meeting.

OPPOSING SOLICITATION

On March 20, 2006, a preliminary proxy statement was filed by Messrs. Richard D. Foley, Stephen Nieman, Bill Davidge and Terry Dayton referencing their intention to solicit proxies for the annual meeting. The preliminary proxy statement states that Messrs. Nieman, Foley and Dayton intend to seek election to the Company’s Board of Directors. Regardless of the outcome of the opposing solicitation, each of the Board of Directors’ nominees intends to serve if elected. The preliminary proxy statement also solicits support for certain stockholder and Company proposals.

The Company is providing the following information pursuant to SEC regulations that require certain disclosures if the Company knows of a solicitation in opposition.

PARTICIPANTS IN THE SOLICITATION

Under the SEC regulations, each member of the Board of Directors is deemed to be a “Participant” in the Company’s solicitation of proxies in connection with the Annual Meeting. Set forth below are the name and principal occupation of each member of the Board (four of whom are also nominees), and the name, principal business and address of any corporation or other organization in which that director’s occupation or employment is carried on. For additional information concerning each of the directors, see “Nominees for Election” and “Continuing Directors” in this Proxy Statement.

Name and Principal Occupation	Business Address	Principal Business of Employer
William S. Ayer Chairman, President & CEO	Alaska Air Group, Inc. and Alaska Airlines, Inc. P.O. Box 68900 Seattle, WA 98168	Air transportation

Patricia M. Bedient Vice President, Strategic Planning	Weyerhaeuser Company 33663 Weyerhaeuser Way So. Federal Way, WA 98003	Forest products

Phyllis J. Campbell President & CEO	The Seattle Foundation 425 Pike Street, Suite 510 Seattle, WA 98101	Philanthropic

Mark R. Hamilton President	University of Alaska System 202 Butrovich Bldg. 910 Yukon Drive Fairbanks, AK 99775	Education

Bruce R. Kennedy Chairman Emeritus	Alaska Air Group 19550 International Blvd., Suite 204 Seattle, WA 98188	Air transportation

Jessie J. Knight, Jr President & CEO	San Diego Regional Chamber of Commerce 402 W. Broadway, Suite 1000 San Diego, CA 92101	Economic development

R. Marc Langland Chairman, President & CEO	Northrim Bank P.O. Box 241489 Anchorage, AK 99524	Banking

Dennis F. Madsen CEO	Seatab Software P.O. Box 112 Mercer Island, WA 98040	Software

Byron I. Mallott President	First Alaskans Institute 102 Cordova Juneau, AK 99801	Development of Alaska Native peoples and their communities

John V. Rindlaub CEO, Pacific Northwest Region	Wells Fargo Bank 999 Third Avenue, Suite 4700 Seattle, WA 98104	Banking

J. Kenneth Thompson President & CEO	Pacific Star Energy LLC 3601 “C” Street, Suite 1400 Anchorage, AK 99503	Energy

Richard A. Wien Chairman & CEO	Florcraft, Inc. 1991 Fox Avenue Fairbanks, AK 99701	Retail flooring

Other Participants

The following employees of the Company are also deemed to be Participants. The principal business address of each is that of the Company, P.O. Box 68947, Seattle, WA 98168.

Shannon K. Alberts

Managing Director/Investor Relations and Assistant Corporate Secretary of Alaska Airlines, Inc.

Karen Gruen

Managing Director, Corporate Affairs, Associate General Counsel and Assistant Corporate Secretary of Alaska Airlines, Inc.

Keith Loveless

Vice President/Legal and Corporate Affairs, General Counsel and Corporate Secretary of Alaska Air Group, Inc. and Alaska Airlines, Inc.

Bradley D. Tilden

Executive Vice President/Finance and Chief Financial Officer of Alaska Air Group, Inc. and Alaska Airlines, Inc.

Information Regarding Ownership of the Company’s Securities by Participants

The number of shares of common stock held by each director and Mr. Tilden at March 31, 2006, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement.

At March 31, 2006, Mr. Loveless, Ms. Alberts and Ms. Gruen owned 92,356, 12,486, and 6,892 shares, respectively, of which 65,568, 4,900 and 4,000 shares, respectively, were shares that may be acquired by exercise of employee stock options exercisable on or before June 6, 2006. No Associate (as that term is used in SEC regulations) of a Participant owns any common stock of the Company. No Participant or Associate of any Participant owns shares of record that are not also owned beneficially.

Information Regarding Transactions in the Company’s Stock by Participants

The following table sets forth all transactions that may be deemed purchases or sales of the Company’s common stock by the Participants since January 1, 2004.

Name	Date	Number of Shares of Common Stock Purchased or (Sold/Exchanged)	Footnote
Shannon K. Alberts	1/1/04 — 12/31/04	120	(1)
	2/27/04	25	(4)
	5/28/04	27	(4)
	6/8/04	500	(9)
	6/8/04	(500)	(9)
	8/31/04	22	(4)
	11/30/04	27	(4)
	11/30/04	(170)	(4)
	1/1/05 —12/31/05	752	(1)
	2/28/05	23	(4)
	11/30/05	21	(4)

William S. Ayer	1/1/04 — 12/31/04	251	(1)
	11/17/04	15,400	(3)
	1/1/05 — 12/31/05	228	(1)
	8/30/2005	14,000	(3)
	10/28/05	10,200	(3)
	12/15/05	(1,500)	(7)

Patricia M. Bedient	12/01/04	90	(8)
	5/17/05	1055	(8)

Phyllis J. Campbell	5/19/04	215	(8)
	5/17/05	527	(8)

Karen A. Gruen	12/31/04	591	(1)
	12/31/05	675	(1)

Kevin P. Finan	12/3/04	4,425	(9)
	12/3/04	(4,425)	(9)
	8/17/05	4,425	(9)
	8/17/05	(4,425)	(9)

Mark R. Hamilton	5/19/04	215	(8)
	5/17/05	527	(8)

Bruce R. Kennedy	5/19/04	429	(8)
	5/17/05	1,055	(8)
	11/9/05	(5,682)	(8)

Jessie J. Knight, Jr.	5/19/04	857	(8)
	5/17/05	1,055	(8)

R. Marc Langland	5/19/04	536	(8)
	5/17/05	527	(8)

Keith Loveless	11/05/04	(1,294)	(2)
	11/17/04	3,680	(3)
	7/22/05	7,282	(9)
	7/22/05	(7,282)	(9)
	8/30/05	6,680	(3)
	12/31/05	278	(1)

Name	Date	Number of Shares of Common Stock Purchased or (Sold/Exchanged)	Footnote
Dennis F. Madsen	5/19/04	857	(8)
	5/17/05	1,055	(8)

Byron I. Mallott	5/19/04	429	(8)
	5/17/05	527	(8)

John V. Rindlaub	5/19/04	215	(8)
	5/17/05	527	(8)

J. Kenneth Thompson	5/19/04	857	(8)
	5/17/05	527	(8)

Bradley D. Tilden	1/1/04 — 12/31/04	257	(1)
	11/17/04	5,350	(3)
	1/1/05 — 12/31/05	207	(1)
	7/27/05	2,725	(9)
	7/27/05	(2,725)	(9)
	8/30/05	5,350	(3)

Richard A. Wien	5/19/04	215	(8)
	5/17/05	527	(8)

(1)	Investment in 401(k) plan.

(2)	Transfer within 401(k) plan.

(3)	Shares acquired upon exercise of employee stock option.

(4)	Purchase (Sale) through Employee Stock Purchase Plan.

(5)	Open market purchase.

(6)	Open market sale.

(7)	Gift.

(8)	Director fees paid in stock.

(9)	Same-day exercise and sale of employee stock option.

Understandings with Respect to Securities of the Company

The nonemployee directors receive 50% of their annual retainers for service as directors in the form of shares of common stock and may elect to receive additional shares in lieu of all or a portion of their annual cash retainers. See “Equity Compensation Plan Information” in this Proxy Statement.

The following Participants have employee stock options for the indicated number of shares of common stock: Ms. Alberts, 11,540; Mr. Ayer, 537,800; Ms. Gruen, 6,025; Mr. Loveless, 92,078; and Mr. Tilden, 140,800. See the “Aggregated Option Exercises in 2005 and Year-End Option Values” table in this Proxy Statement for additional information.

Except as described in this Proxy Statement, no Participant has and during the last year has not had any arrangement or understanding with any person with respect to any securities of the Company.

Understandings with Respect to Future Employment by the Company

Messrs. Ayer, Loveless and Tilden have agreements with the Company under which they would receive severance pay for up to 36 months in the event that they were terminated within 36 months after a change in control of the Company. Ms. Alberts and Ms. Gruen have an agreement with the Company under which they would receive severance pay for up to 24 months in the event that they are terminated within 24 months after a change in control. See “Change-in-Control Arrangements” in this Proxy Statement. No other Participant, nor any Associate of any Participant, has any understanding with respect to future employment. No Participant or any Associate of any Participant has any arrangement or understanding with respect to future transactions to which the Company or any of its affiliates will or may be a party.

SUBMISSION OF PROPOSALS FOR NEXT ANNUAL MEETING

The Company expects to hold its next annual meeting on or about June 12, 2007. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s executive offices no later than December 12, 2006, to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and the Company’s Bylaws, you must have continuously held at least $2,000 in market value or 1% of the Company’s outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s proxy materials, you must provide notice of such proposal to the Company no later than March 14, 2007. The Company’s Bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our Bylaws, please contact:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

Proxy Card

ALASKA AIR GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2006

The stockholder hereby appoints William S. Ayer and Keith Loveless, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alaska Air Group, Inc., that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 2 p.m. Pacific Time on Tuesday, May 16, 2006, at the Museum of Flight, 9404 E. Marginal Way South, Seattle, Washington, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE

STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR

THE ELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE

AND FOR PROPOSALS 2 AND 3 AND AGAINST 4 THROUGH 9.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED REPLY ENVELOPE OR BY VOTING OVER THE INTERNET OR BY TELEPHONE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Proxy Card

ALASKA AIR GROUP, INC. C/O PROXY SERVICES P.O. BOX 9141 FARMINGDALE, NY 11735

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 15, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by ALASKA AIR GROUP, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 15, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to ALASKA AIR GROUP, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALASKA AIR GROUP, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” 4 THROUGH 9.		For All	Withhold All	For All Except

Vote on Directors		☐	☐	☐
1.	To elect as Directors of Alaska Air Group, Inc., the nominees listed below.

01) Patricia M. Bedient

02) Bruce R. Kennedy

03) Jessie J. Knight, Jr.

04) J. Kenneth Thompson

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line above.

Vote on Proposals		For	Against	Abstain

2.	Board Proposal to Amend the Restated Certificate of Incorporation to Eliminate Article 10	☐	☐	☐

3.	Board Proposal to Amend the Restated Certificate of Incorporation to Provide for Annual Election of All Directors	☐	☐	☐

4.	Stockholder Proposal to Adopt Simple Majority Vote	☐	☐	☐

5.	Stockholder Proposal on Simple Majority Vote When Amending Bylaws	☐	☐	☐

6.	Stockholder Proposal on Majority Vote Standard for Election of Directors	☐	☐	☐

7.	Stockholder Proposal to Enforce Shareholder Votes	☐	☐	☐

8.	Stockholder Proposal for Equal Ownership Rights for Worker 401(k) Shareholders	☐	☐	☐

9.	Stockholder Proposal to Elect Directors Annually	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3 and AGAINST Proposals 4 through 9. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Signature	Date	Signature (Joint Owners)	Date

Voting Instruction Form

ALASKA AIR GROUP, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2006

I hereby instruct Fidelity Management Trust Company as Trustee of the Alaska Airlines, Inc. Pilots Investment and Savings Plan and/or Vanguard Fiduciary Trust Company, as Trustee of the Alaska Air Group, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Industries, Inc. Savings Investment Plan (collectively, the “Plans”), to vote as indicated on the reverse side of this form all shares of Common Stock of Alaska Air Group, Inc., allocated to me in any of the Plans at the Annual Meeting of Stockholders to be held at 2 p.m. Pacific Time on Tuesday, May 16, 2006, at the Museum of Flight, 9404 E. Marginal Way South, Seattle, Washington, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE

STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL NOT BE VOTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS INSTRUCTION FORM PROMPTLY USING THE

ENCLOSED REPLY ENVELOPE OR BY VOTING OVER THE INTERNET OR BY TELEPHONE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Voting Instruction Form

ALASKA AIR GROUP, INC. C/O PROXY SERVICES P.O. BOX 9141 FARMINGDALE, NY 11735

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 14, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by ALASKA AIR GROUP, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 14, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to ALASKA AIR GROUP, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717, before Saturday, May 13, 2006.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALASKA AIR GROUP, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” 4 THROUGH 9.		For All	Withhold All	For All Except

Vote on Directors		☐	☐	☐
1.	To elect as Directors of Alaska Air Group, Inc., the nominees listed below.

01) Patricia M. Bedient

02) Bruce R. Kennedy

03) Jessie J. Knight, Jr.

04) J. Kenneth Thompson

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line above.

Vote on Proposals		For	Against	Abstain

2.	Board Proposal to Amend the Restated Certificate of Incorporation to Eliminate Article 10	☐	☐	☐

3.	Board Proposal to Amend the Restated Certificate of Incorporation to Provide for Annual Election of All Directors	☐	☐	☐

4.	Stockholder Proposal to Adopt Simple Majority Vote	☐	☐	☐

5.	Stockholder Proposal on Simple Majority Vote When Amending Bylaws	☐	☐	☐

6.	Stockholder Proposal on Majority Vote Standard for Election of Directors	☐	☐	☐

7.	Stockholder Proposal to Enforce Shareholder Votes	☐	☐	☐

8.	Stockholder Proposal for Equal Ownership Rights for Worker 401(k) Shareholders	☐	☐	☐

9.	Stockholder Proposal to Elect Directors Annually	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will not be voted.

Signature	Date	Signature (Joint Owners)	Date